As filed with the United States Securities and Exchange Commission on November 26, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMB Property Corporation

(Exact name of registrant as specified in its charter)

Maryland	94-3281941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1

San Francisco, California 94111
(415) 394-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tamra D. Browne, Esq.

Senior Vice President and General Counsel
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura L. Gabriel, Esq.

Keith Benson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0600

    Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Securities	Amount to be	Maximum Offering	Aggregate Offering	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Price (3)	Registration Fee

Common Stock, par value $.01 per share	145,548	$38.78	$5,644,351.44	$715.14

(1)	Including an indeterminate number of shares which may be issued by AMB Property Corporation with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)	Based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange on November 18, 2004 pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling stockholders may not resell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2004

PROSPECTUS

AMB Property Corporation

145,548 Shares of Common Stock

$0.01 Par Value Per Share

        This prospectus relates to the possible issuance to, and resale by, selling stockholders named in this prospectus of up to 145,548 shares of common stock upon exchange, on a one-for-one basis, of their class B common limited partnership units in AMB Property II, L.P. AMB Property II, L.P. is a partnership in which our wholly owned subsidiary, Texas AMB I, LLC, owns an approximate 1% general partnership interest and our operating partnership, AMB Property, L.P., owns an approximate 98% common limited partnership interest, excluding preferred units.

      The units were issued on November 14, 2003 and became redeemable on November 14, 2004. We are registering the shares of common stock to provide the holders with freely tradable securities, but this registration does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

      We will not receive any proceeds from any sale of the shares by the selling stockholders but we have agreed to pay certain registration expenses. We will acquire limited partnership units in AMB Property II, L.P. in exchange for any shares that we may issue to limited partnership unit holders pursuant to this prospectus. We will contribute any such units in AMB Property II, L.P. to our operating partnership in exchange for additional partnership units in our operating partnership.

      Our common stock is listed on the New York Stock Exchange under the symbol “AMB.” On November 24, 2004, the last reported sales price of our common stock on the New York Stock Exchange was $40.10 per share.

       Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3.

       Neither the United States Securities and Exchange Commission nor any state securities commission has approved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2004

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE COMPANY
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT OF AMB PROPERTY II, L.P.
REDEMPTION/EXCHANGE OF CLASS B COMMON LIMITED PARTNERSHIP UNITS FOR COMMON STOCK
FORM OF ORGANIZATION AND ASSETS OWNED
ADDITIONAL EQUITY
MANAGEMENT CONTROL
DUTIES TO LIMITED PARTNERS AND STOCKHOLDERS
VOTING RIGHTS
COMPENSATION, FEES AND DISTRIBUTIONS
LIABILITY OF INVESTORS
LIQUIDITY
TAXES
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 23.1

      Neither AMB Property Corporation nor the selling stockholders have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document we file with the United States Securities and Exchange Commission at the United States Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the United States Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The United States Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the United States Securities and Exchange Commission (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed a registration statement of which this prospectus is a part and related exhibits with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the United States Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the United States Securities and Exchange Commission at prescribed rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The United States Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the United States Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the United States Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the United States Securities and Exchange Commission:

•	Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Amendment Nos. 1 and 2 on Forms 10-K/ A;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, as amended by Amendment No. 1 on Form 10-Q/ A;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as amended by Amendment No. 1 on Form 10-Q/ A;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004;

•	Current Report on Form 8-K filed on January 14, 2004;

•	Current Report on Form 8-K/ A filed on February 25, 2004;

•	Current Report on Form 8-K filed on March 17, 2004;

•	Current Report on Form 8-K filed on April 15, 2004;

•	Current Report on Form 8-K filed on June 10, 2004;

•	Current Report on Form 8-K filed on July 2, 2004;

•	Current Report on Form 8-K filed on July 14, 2004;

•	Current Report on Form 8-K filed on August 17, 2004;

•	Current Report on Form 8-K filed on September 30, 2004;

•	Current Report on Form 8-K filed on October 13, 2004;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the United States Securities and Exchange Commission on October 28, 1997; and

•	all documents filed by us with the United States Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering.

      To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attention: Secretary (415) 394-9000.

      Unless otherwise indicated or unless the context otherwise requires, the terms “we,” “us” and “our” refer to AMB Property Corporation, and its controlled subsidiaries, including AMB Property, L.P. and its subsidiaries. We refer to AMB Property, L.P., a Delaware limited partnership, as the “operating partnership.” As of September 30, 2004, we owned an approximate 94.6% general partnership interest in the operating partnership, excluding preferred units. The following marks are our registered trademarks: AMB®; Development Alliance Partners®; High Throughput Distribution®; HTD®; Strategic Alliance Partners®; and Strategic Alliance Programs®; UPREIT Alliance Program®.

FORWARD-LOOKING STATEMENTS

      Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries’) capital resources, portfolio performance, anticipated consummation of transactions, future property development, future financial performance and anticipated market conditions and demographics. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus also contain forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Risks” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Risks” in Amendment No. 2 to our Annual Report on Form 10-K/ A for the year ended December 31, 2003, as amended, all of which are incorporated by reference into this prospectus, as updated by our future filings, as well as other similar statements contained and incorporated by reference in this prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

RISK FACTORS

      Before you invest in our common stock, you should be aware that purchasing or owning our common stock involves various risks, including those described below and those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Risks” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Risks” in Amendment No. 2 to our Annual Report on Form 10-K/ A for the year ended December 31, 2003, as amended, which are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

The Exchange of Class B Common Limited Partnership Units for Common Stock Is a Taxable Transaction

      The exchange of the class B common limited partnership units held by a limited partner of AMB Property II, L.P. for shares of our common stock will be treated for tax purposes as a sale of the class B common limited partnership units by the limited partner. A limited partner will recognize gain or loss for income tax purposes in an amount equal to the difference between the “amount realized” by the limited partner in the exchange and the limited partner’s adjusted tax basis in the class B common limited partnership units exchanged. Generally, the amount realized by a limited partner on an exchange will be the fair market value of the exchanged shares received in the exchange, plus the amount of AMB Property II, L.P.’s liabilities allocable to the common limited partnership units being exchanged. The recognition of any loss resulting from an exchange of class B common limited partnership units for shares of common stock is subject to a number of limitations set forth in the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of common stock received upon the exchange. In addition, the ability of a limited partner to sell a substantial number of shares of common stock in order to raise cash to pay tax liabilities associated with the exchange of limited partnership units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of common stock may not equal the value of the class B limited partnership units at the time of exchange.

An Investment in Common Stock Is Different from an Investment in Class B Common Limited Partnership Units

      If a limited partner exchanges his or her class B common limited partnership units for shares of common stock, he or she will become one of our stockholders rather than a limited partner in AMB Property II, L.P. Although the nature of an investment in our common stock is similar to an investment in limited partnership units, there are also differences between ownership of limited partnership units and ownership of our common stock. These differences include:

•	form of organization;

•	permitted investments;

•	policies and restrictions;

•	management structure;

•	compensation and fees;

•	investor rights; and

•	federal income taxation.

      See “Redemption/Exchange of Class B Common Limited Partnership Units for Common Stock — Comparison of Ownership of Class B Common Limited Partnership Units and Common Stock.”

THE COMPANY

      AMB Property Corporation, a Maryland corporation, acquires, develops and operates primarily industrial properties in key distribution markets throughout North America, Europe and Asia. We commenced operations as a fully integrated real estate company effective with the completion of our initial public offering on November 26, 1997. Increasingly, our strategy focuses on providing properties for customers who value the efficient movement of goods in the world’s busiest distribution markets: large, supply-constrained locations with close proximity to airports, seaports and major freeway systems. As of September 30, 2004, we owned, managed and had renovation and development projects totaling 109.1 million square feet (10.1 million square meters) and 1,106 buildings in 38 markets within eight countries.

      We operate our business through our subsidiary, AMB Property, L.P., a Delaware limited partnership. As of September 30, 2004, we owned an approximate 94.6% general partnership interest in the operating partnership, excluding preferred units. As the sole general partner of the operating partnership, we have the full, exclusive and complete responsibility for and discretion in its day-to-day management and control.

      Our investment strategy generally targets customers whose businesses are tied to global trade, which, according to the World Trade Organization, has grown more than three times the world gross domestic product growth rate during the last 20 years. To serve the facilities needs of these customers, we seek to invest in major distribution markets, transportation hubs and gateways, both domestically and internationally. Our investment strategy seeks target markets that are generally characterized by large population densities and typically offer substantial consumer bases, proximity to large clusters of distribution-facility users and significant labor pools. When measured by annualized base rents, 66.6% of our industrial properties are concentrated in eight U.S. hub and gateway distribution markets: Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey/New York City, the San Francisco Bay Area, Miami and Seattle. Our on-tarmac properties account for 8.1% of our annualized base rents. Much of our portfolio is comprised of industrial buildings in in-fill submarkets. In-fill locations are characterized by supply constraints on the availability of land for competing projects as well as physical, political or economic barriers to new development.

      We focus our investment strategy on High Throughput Distribution®, or HTD® facilities, which are buildings designed to quickly distribute our customers’ products, rather than store them. Our investment focus on HTD assets is based on what we believe to be a global trend toward lower inventory levels and expedited supply chains. HTD facilities generally have a variety of characteristics that allow for the rapid transport of goods from point-to-point. Examples of these physical characteristics include numerous dock doors, shallower building depths, fewer columns, large truck courts and more space for trailer parking. We believe that these building characteristics represent a key factor for time-sensitive customers such as air express, logistics and freight forwarding companies, and that these facilities function best when located in convenient proximity to transportation infrastructure such as major airports and seaports.

      As of September 30, 2004, we owned and operated (exclusive of properties that we managed for third parties) 991 industrial buildings and four retail and other properties, totaling approximately 91.6 million rentable square feet, located in 35 markets throughout the United States and in France, Germany, Japan, Mexico and the Netherlands. As of September 30, 2004, through our subsidiary, AMB Capital Partners, LLC, we also managed, but did not have an ownership interest in, industrial buildings and retail centers totaling approximately 0.5 million rentable square feet. In addition, as of September 30, 2004, we had investments in operating industrial buildings totaling approximately 8.0 million rentable square feet, through investments in unconsolidated joint ventures. As of September 30, 2004, we also had investments in industrial development projects, some of which are part of our development-for-sale program, totaling approximately 9.4 million square feet. As of September 30, 2004, we had 14 industrial buildings and three undeveloped land parcels held for divestiture, and one industrial building held for contribution.

      We are self-administered and self-managed and expect that we have qualified and will continue to qualify as a real estate investment trust for federal income tax purposes beginning with the year ended December 31, 1997. As a self-administered and self-managed real estate investment trust, our own employees perform our corporate administrative and management functions, rather than our relying on an outside manager for these services. We manage our portfolio of properties in a flexible operating model which includes both direct property management and a Strategic Alliance Program® in which we have established relationships with third-party real estate management firms, brokers and developers that provide property-level administrative and management services under our direction.

      Our principal executive office is located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. We also maintain regional offices in Amsterdam, Boston, Chicago, Shanghai and Tokyo. As of September 30, 2004, we employed 215 individuals: 140 at our San Francisco headquarters, 48 in our Boston office, and the remainder in our other regional offices. Our website address is www.amb.com. We have not incorporated by reference into this prospectus the information contained on our website and you should not consider it to be part of this prospectus.

DESCRIPTION OF CAPITAL STOCK

      We have summarized certain terms and provisions of our capital stock in this section. This summary is not complete. For more detail you should refer to the Maryland General Corporation Law and our charter and bylaws. See “Where You Can Find More Information.”

Common Stock

      Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of November 17, 2004, we had 83,188,163 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the board of directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

      Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the operating partnership.

      Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

      Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the Maryland General Corporation Law, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

      Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Preferred Stock

      Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 1,595,337 shares are of a separate class designated as Series D Preferred Stock, 220,440 shares are of a separate class designated as Series E Preferred Stock, 267,439 shares are of a separate class designated as Series F Preferred Stock, 840,000 shares are of a separate class designated as Series H Preferred Stock, 510,000 shares are of a separate class designated as Series I Preferred Stock, 800,000 shares are of a separate class designated as Series J Preferred Stock, 800,000 shares are of a separate class designated as Series K Preferred Stock; 2,300,000 shares are of a separate class designated as Series L Preferred Stock; and 2,300,000 shares are of a separate class designated as Series M Preferred Stock. Our Series J and K Preferred Stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for Series J and K Preferred Units, respectively, of the operating partnership. Our Series D, E, F, H and I Preferred Stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for Series D, E, F, H and I Preferred Units of AMB Property II, L.P. We currently have 2,000,000 shares of Series L Preferred Stock and 2,300,000 shares of Series M Preferred Stock issued and outstanding. We currently have 1,595,337 shares of Series D Preferred Stock, 220,440 shares of Series E Preferred Stock, 267,439 shares of Series F Preferred Stock, 840,000 shares of Series H Preferred Stock, 510,000 shares of Series I Preferred Stock, 800,000 shares of Series J Preferred Stock and 800,000 shares of Series K Preferred Stock reserved for issuance but not issued or outstanding. We may issue additional shares of preferred stock from time to time, in one or more classes, as authorized by our board of directors. Prior to the issuance of shares of each class of preferred stock, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board of directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

      Series D Preferred Stock. We are authorized to issue up to 1,595,337 shares of Series D Preferred Stock of which no shares are currently issued or outstanding. The Series D Preferred Stock is issuable upon exchange of AMB Property II, L.P. Series D Preferred Units. The AMB Property II, L.P. Series D Preferred Units are exchangeable in whole at any time on or after May 5, 2009, at the option of 51% of the holders of all outstanding Series D Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series D Preferred Stock. In addition, AMB Property II, L.P. Series D Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series D Preferred Units of AMB Property II, L.P. if:

•	any Series D Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of Series D Preferred Units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      The Series D Preferred Units of AMB Property II, L.P. are exchangeable in whole for shares of our Series D Preferred Stock at any time prior to May 5, 2009 at the option of 51% of the holders of all outstanding Series D Preferred Units if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series D Preferred Units at that time would not cause the Series D Preferred Units to be considered “stock and securities” within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series D Preferred Units is an “investment company” under the Internal Revenue.

      In lieu of an exchange for our Series D Preferred Stock, AMB Property II, L.P. may redeem the Series D Preferred Units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. Series D Preferred Units. A holder of Series D Preferred Units of AMB Property II, L.P. will not be entitled to exchange the units for Series D Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series D Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series D Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series D Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series E, F, H, I, J and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series D Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of Series D Preferred Stock). Dividends on the Series D Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series D Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series D Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series D Preferred Stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series D Preferred Stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other equity securities ranking on a parity with the Series D Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series D Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series D Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series D Preferred Stock, the holders of the Series D Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series D Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series D Preferred Stock and our assets are insufficient to make full payment to holders of the Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series D Preferred Stock as to liquidation rights then the holders of the Series D Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series D Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series D Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series D Preferred Stock.

      Holders of Series D Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series D Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series D Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series D Preferred Stock. So long as any shares of Series D Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series D Preferred Stock (the Series D Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series D Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series D Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series D Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series D Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series D Preferred Stock with other preferred stock or other preferred shares having substantially the same terms and rights as the Series D Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series D Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series D Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series D Preferred Stock issuable to the holders of AMB Property II, L.P. Series D Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. Series D Preferred Units are exchanged for shares of Series D Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series E Preferred Stock. We are authorized to issue up to 220,440 shares of Series E Preferred Stock of which no shares are currently issued or outstanding. The Series E Preferred Stock is issuable upon exchange of AMB Property II, L.P. Series E Preferred Units. The AMB Property II, L.P. Series E Preferred Units are exchangeable in whole at any time on or after August 31, 2009, at the option of 51% of the holders of all outstanding Series E Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series E Preferred Stock. In addition, AMB Property II, L.P. Series E Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series E Preferred Units of AMB Property II, L.P. if:

•	any Series E Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of Series E Preferred Units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      The Series E Preferred Units of AMB Property II, L.P. are exchangeable in whole for shares of our Series E Preferred Stock at any time prior to August 31, 2009 at the option of 51% of the holders of all outstanding Series E Preferred Units if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series E Preferred Units at that time would not cause the Series E Preferred Units to be considered “stock and securities” within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series E Preferred Units is an “investment company” under the Internal Revenue Code.

      In lieu of an exchange for our Series E Preferred Stock, AMB Property II, L.P. may redeem the Series E Preferred Units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. Series E Preferred Units. A holder of Series E Preferred Units will not be entitled to exchange the units for Series E Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series E Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series E Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series E Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, F, H, I, J and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series E Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of Series E Preferred Stock). Dividends on the Series E Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series E Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series E Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series E Preferred Stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the Series E Preferred Stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series E Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and any other equity securities ranking on a parity with the Series E Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series E Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series E Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series E Preferred Stock, the holders of the Series E Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series E Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series E Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series E Preferred Stock and our assets are insufficient to make full payment to holders of the Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series E Preferred Stock as to liquidation rights, then the holders of the Series E Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series E Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series E Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series E Preferred Stock.

      Holders of Series E Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series E Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series E Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series E Preferred Stock. So long as any shares of Series E Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series E Preferred Stock (the Series E Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series E Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series E Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series E Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series E Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series E Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series E Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series E Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series E Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series E Preferred Stock issuable to the holders of AMB Property II, L.P. Series E Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. Series E Preferred Units are exchanged for shares of Series E Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series F Preferred Stock. We are authorized to issue up to 267,439 shares of Series F Preferred Stock of which no shares are currently issued or outstanding. The Series F Preferred Stock is issuable upon exchange of AMB Property II, L.P. Series F Preferred Units. The AMB Property II, L.P. Series F Preferred Units are exchangeable in whole at any time on or after March 22, 2010, at the option of 51% of the holders of all outstanding Series F Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series F Preferred Stock. In addition, AMB Property II, L.P. Series F Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series F Preferred Units of AMB Property II, L.P. if:

•	any Series F Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of Series F Preferred Units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      The Series F Preferred Units of AMB Property II, L.P. are exchangeable in whole for shares of our Series F Preferred Stock at any time prior to March 22, 2010 at the option of 51% of the holders of all outstanding Series F Preferred Units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series F Preferred Units at that time would not cause the Series F Preferred Units to be considered “stock and securities” within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series F Preferred Units is an “investment company” under the Internal Revenue Code.

      In addition, the Series F Preferred Units of AMB Property II, L.P. may be exchanged, in whole but not in part, at the option of 51% of the holders, at any time that there exists an imminent and substantial risk that such holders’ interest in AMB Property II, L.P. represents or will represent more than 19.0% of the total profits of or capital interests in AMB Property II, L.P. for a taxable year.

      Furthermore, the AMB Property II, L.P. Series F Preferred Units may be exchanged, in whole but not in part, at the option of 51% of the holders, if the AMB Property II, L.P. Series F Preferred Units are held by a real estate investment trust and excluding the effect of certain loans and advances for purposes of the 5% test of Section 856(c)(4)(B) of the Internal Revenue Code, either:

•	AMB Property II, L.P. is advised by counsel that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1998, it would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust; or

•	the holder of the AMB Property II, L.P. Series F Preferred Units delivers an opinion of independent counsel to the effect that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, AMB Property II, L.P. would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust and that such failure would create a meaningful risk that the holder of the AMB Property II, L.P. Series F Preferred Units would fail to maintain its qualification as a real estate investment trust.

      In lieu of an exchange for Series F Preferred Stock, AMB Property II, L.P. may redeem the Series F Preferred Units for cash in an amount equal to the original capital account balance of the holder of the Series F Preferred Units. A holder of Series F Preferred Units of AMB Property II, L.P. will not be entitled to exchange the units for Series F Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series F Preferred Stock, if and when issued, will rank with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series F Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series F Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, E, H, I, J and K Preferred Stock) other than those referred to in the bullet points above.

The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series F Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of Series F Preferred Stock). Dividends on the Series F Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series F Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series F Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series F Preferred Stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the Series F Preferred Stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series F Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other equity securities ranking on a parity with the Series F Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series F Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series F Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series F Preferred Stock, the holders of the Series F Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series F Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series F Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series F Preferred Stock and our assets are insufficient to make full payment to holders of the Series F Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series F Preferred Stock as to liquidation rights, then the holders of the Series F Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series F Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series F Preferred Stock on and after March 22, 2005 for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series F Preferred Stock.

      Holders of Series F Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series F Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series F Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series F Preferred Stock. So long as any shares of Series F Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series F Preferred Stock (the Series F Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series F Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series F Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series F Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series F Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series F Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series F Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series F Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series F Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series F Preferred Stock issuable to the holders of AMB Property II, L.P. Series F Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. Series F Preferred Units are exchanged for shares of Series F Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series H Preferred Stock. We are authorized to issue up to 840,000 shares of Series H Preferred Stock of which no shares are currently issued or outstanding. The Series H Preferred Stock is issuable upon exchange of AMB Property II, L.P. Series H Preferred Units. The AMB Property II, L.P. Series H Preferred Units are exchangeable in whole at any time on or after September 1, 2010, at the option of 51% of the holders of all outstanding Series H Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series H Preferred Stock. In addition, AMB Property II, L.P. Series H Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series H Preferred Units of AMB Property II, L.P. if:

•	any Series H Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of Series H Preferred Units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      The Series H Preferred Units of AMB Property II, L.P. are exchangeable in whole for shares of our Series H Preferred Stock at any time prior to September 1, 2010 at the option of 51% of the holders of all outstanding Series H Preferred Units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series H Preferred Units at that time would not cause the Series H Preferred Units to be considered “stock and securities” within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series H Preferred Units is an “investment company” under the Internal Revenue Code.

      In lieu of an exchange for Series H Preferred Stock, AMB Property II, L.P. may redeem the Series H Preferred Units for cash in an amount equal to the original capital account balance of the holder of the Series H Preferred Units. A holder of Series H Preferred Units of AMB Property II, L.P. will not be entitled to exchange the units for Series H Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series H Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series H Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series H Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, E, F, I, J, and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series H Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.125% of the liquidation preference per annum (equivalent to $4.0625 per annum per share of Series H Preferred Stock). Dividends on the Series H Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series H Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series H Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series H Preferred Stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the Series H Preferred Stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series H Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series H Preferred Stock, all dividends declared upon the Series H Preferred Stock and any other equity securities ranking on a parity with the Series H Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series H Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series H Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends.

      If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series H Preferred Stock, the holders of the Series H Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series H Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series H Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series H Preferred Stock and our assets are insufficient to make full payment to holders of the Series H Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series H Preferred Stock as to liquidation rights, then the holders of the Series H Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series H Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series H Preferred Stock on and after September 1, 2005 for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series H Preferred Stock.

      Holders of Series H Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series H Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series H Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series H Preferred Stock. So long as any shares of Series H Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series H Preferred Stock (the Series H Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series H Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series H Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series H Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series H Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series H Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series H Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series H Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series H Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series H Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series H Preferred Stock issuable to the holders of AMB Property II, L.P. Series H Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. Series H Preferred Units are exchanged for shares of Series H Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series I Preferred Stock. We are authorized to issue up to 510,000 shares of Series I Preferred Stock of which no shares are currently issued or outstanding. The Series I Preferred Stock is issuable upon exchange of AMB Property II, L.P. Series I Preferred Units. The AMB Property II, L.P. Series I Preferred Units are exchangeable in whole at any time on or after March 21, 2011, at the option of 51% of the holders of all outstanding Series I Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series I Preferred Stock. In addition, AMB Property II, L.P. Series I Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series I Preferred Units of AMB Property II, L.P. if:

•	any Series I Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of Series I Preferred Units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      The Series I Preferred Units of AMB Property II, L.P. are exchangeable in whole for shares of our Series I Preferred Stock at any time prior to March 21, 2011 at the option of 51% of the holders of all outstanding Series I Preferred Units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series I Preferred Units at that time would not cause the Series I Preferred Units to be considered “stock and securities” within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series I Preferred Units is an “investment company” under the Internal Revenue Code.

      In lieu of an exchange for Series I Preferred Stock, AMB Property II, L.P. may redeem the Series I Preferred Units for cash in an amount equal to the original capital account balance of the holder of the Series I Preferred Units. A holder of Series I Preferred Units of AMB Property II, L.P. will not be entitled to exchange the units for Series I Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series I Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series I Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series I Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, E, F, H, J and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series I Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.00% of the liquidation preference per annum (equivalent to $4.00 per annum per share of Series I Preferred Stock). Dividends on the Series I Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series I Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series I Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series I Preferred Stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the Series I Preferred Stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series I Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series I Preferred Stock, all dividends declared upon the Series I Preferred Stock and any other equity securities ranking on a parity with the Series I Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series I Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series I Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series I Preferred Stock, the holders of the Series I Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series I Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series I Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series I Preferred Stock and our assets are insufficient to make full payment to holders of the Series I Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series I Preferred Stock as to liquidation rights, then the holders of the Series I Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series I Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series I Preferred Stock on and after March 21, 2006 for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series I Preferred Stock.

      Holders of Series I Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series I Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series I Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series I Preferred Stock. So long as any shares of Series I Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series I Preferred Stock (the Series I Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series I Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series I Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series I Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series I Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series I Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series I Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series I Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series I Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series I Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series I Preferred Stock issuable to the holders of AMB Property II, L.P. Series I Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. Series I Preferred Units are exchanged for shares of Series I Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series J Preferred Stock. We are authorized to issue up to 800,000 shares of Series J Preferred Stock of which no shares are currently issued or outstanding. The Series J Preferred Stock is issuable upon exchange of the operating partnership’s Series J Preferred Units. The operating partnership’s Series J Preferred Units are exchangeable in whole at any time on or after September 21, 2011, at the option of the holders of 51% of all outstanding Series J Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series J Preferred Stock. In addition, the operating partnership’s Series J Preferred Units are exchangeable in whole at any time at the option of the holders of 51% of all outstanding Series J Preferred Units of the operating partnership if:

•	any Series J Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

•	the holders of 51% of all outstanding Series J Preferred Units reasonably conclude that the operating partnership, if it were otherwise taxable as a real estate investment trust, either:

•	will not or likely will not satisfy the income tests of Section 856 of the Internal Revenue Code for the year in which the determination is made, or

•	will not or likely will not satisfy the asset tests of Section 856 of the Internal Revenue Code as of the end of the calendar quarter in which the determination is made, which failure will not or is unlikely to be (or is subsequently not) cured as permitted under Section 856 of the Internal Revenue Code, the holders of 51% of the Series J Preferred Units deliver us an opinion concurring with the holders’ conclusion, the failure by the operating partnership would create a meaningful risk that a holder of the Series J Preferred Units would fail to maintain its qualification as a real estate investment trust and we, as the general partner, agree with the conclusions reached by the holders and in the opinion; provided, that we may not unreasonably withhold our agreement.

      With certain limitations, the Series J Preferred Units of the operating partnership are also exchangeable, in whole but not in part, at the option of the holders of 51% of the outstanding Series J Preferred Units if:

•	the holders of 51% of the outstanding Series J Preferred Units reasonably conclude that there exists an imminent and substantial risk that the holders’ interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year;

•	the holders of 51% of the outstanding Series J Preferred Units deliver to us an opinion to the effect that there is a substantial risk that its interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

•	we, as the general partner, agree with the conclusions in the prior two bullet points; provided, that we may not unreasonably withhold our agreement.

      In lieu of an exchange for Series J Preferred Stock, we may elect to cause the operating partnership to redeem the Series J Preferred Units for cash in an amount equal to the original capital account balance of the holder of the Series J Preferred Units. A holder of Series J Preferred Units of the operating partnership will not be entitled to exchange the units for Series J Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series J Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series J Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series J Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, E, F, H, I and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series J Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of Series J

Preferred Stock). Dividends on the Series J Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series J Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series J Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series J Preferred Stock, nor may any common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series J Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series J Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series J Preferred Stock, all dividends declared upon the Series J Preferred Stock and any other equity securities ranking as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up on a parity with the Series J Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series J Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series J Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series J Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series J Preferred Stock, the holders of the Series J Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series J Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series J Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series J Preferred Stock and our assets are insufficient to make full payment to holders of the Series J Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series J Preferred Stock as to liquidation rights, then the holders of the Series J Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series J Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series J Preferred Stock on and after

September 21, 2006 for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series J Preferred Stock.

      Holders of Series J Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series J Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series J Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series J Preferred Stock. So long as any shares of Series J Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series J Preferred Stock (the Series J Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series J Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series J Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series J Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series J Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series J Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series J Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series J Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series J Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series J Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series J Preferred Stock issuable to the holders of AMB Property, L.P. Series J Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property, L.P. Series J Preferred Units are exchanged for shares of Series J Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series K Preferred Stock. We are authorized to issue up to 800,000 shares of Series K Preferred Stock of which no shares are currently issued or outstanding. The Series K Preferred Stock is issuable upon exchange of the operating partnership’s Series K Preferred Units. The operating partnership’s Series K Preferred Units are exchangeable in whole at any time on or after October 30, 2012, at the option of the holders of 51% of all outstanding Series K Preferred Units, on a one-for-one basis, subject to adjustment, for shares of our Series K Preferred Stock. In addition, the operating partnership’s Series K Preferred Units are exchangeable in whole at any time at the option of the holders of 51% of all outstanding Series K Preferred Units of the operating partnership if any Series K Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive).

      With certain limitations, the Series K Preferred Units of the operating partnership are also exchangeable, in whole but not in part, at the option of the holders of 51% of the outstanding Series K Preferred Units if:

•	the holders of 51% of the outstanding Series K Preferred Units reasonably conclude that there exists an imminent and substantial risk that the holders’ interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year;

•	the holders of 51% of the outstanding Series K Preferred Units deliver to us an opinion to the effect that there is a substantial risk that its interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

•	we, as the general partner, agree with the conclusions in the prior two bullet points; provided, that we may not unreasonably withhold our agreement.

      In lieu of an exchange for Series K Preferred Stock, we may elect to cause the operating partnership to redeem the Series K Preferred Units for cash in an amount equal to the original capital account balance of the holder of the Series K Preferred Units. A holder of Series K Preferred Units of AMB Property, L.P. will not be entitled to exchange the units for Series K Preferred Stock if the exchange would result in a violation of the ownership limit. See “— Restrictions on Ownership and Transfer of Capital Stock.”

      The Series K Preferred Stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series K Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series K Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L and M Preferred Stock, and if and when issued, the Series D, E, F, H, I and J Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities until converted into equity securities.

      If ever issued, the Series K Preferred Stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of Series K Preferred Stock). Dividends on the Series K Preferred Stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series K Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the Series K Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series K Preferred Stock, nor may any common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the Series K Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the

Series K Preferred Stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series K Preferred Stock and any other equity securities ranking as to distributions on a parity with the Series K Preferred Stock, all dividends declared upon the Series K Preferred Stock and any other equity securities ranking as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up on a parity with the Series K Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series K Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series K Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series K Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series K Preferred Stock, the holders of the Series K Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series K Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series K Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series K Preferred Stock and our assets are insufficient to make full payment to holders of the Series K Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series K Preferred Stock as to liquidation rights, then the holders of the Series K Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series K Preferred Stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will be able to redeem the Series K Preferred Stock on and after April 17, 2007 for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of Series K Preferred Stock.

      Holders of Series K Preferred Stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the Series K Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series K Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series K Preferred Stock. So long as any shares of Series K Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series K Preferred Stock (the Series K Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series K Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series K Preferred Stock;

•	designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series K Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

•	either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series K Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series K Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes the Series K Preferred Stock with other preferred stock or preferred shares having substantially the same terms and rights as the Series K Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series K Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series K Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      We have agreed to file a registration statement registering the resale of the shares of Series K Preferred Stock issuable to the holders of AMB Property, L.P. Series K Preferred Units as soon as practicable, but not later than 60 days after the date the AMB Property, L.P. Series K Preferred Units are exchanged for shares of Series K Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

      Series L Preferred Stock. We are authorized to issue up to 2,300,000 shares of Series L Preferred Stock of which 2,000,000 shares are currently issued and outstanding. The Series L Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series L Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series L Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series M Preferred Stock and, if and when issued, any Series D, E, F, H, I, J, and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities.

      Holders of the Series L Preferred Stock are entitled to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 6 1/2% of the liquidation preference per annum (equivalent to $1.625 per annum per share of Series L Preferred Stock). Dividends on the Series L Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Each share of Series L Preferred Stock issued and outstanding on the record date for the first dividend payment on the Series L Preferred Stock following the initial issuance of shares of Series L Preferred Stock on June 23, 2003, shall accrue dividends from the earliest date on which any shares of the Series L Preferred Stock were issued (June 23, 2003), and shall receive the same dividend payment regardless of the date on which such share was actually issued. Except as provided below, unless full cumulative dividends on the Series L Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series L Preferred Stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment, nor may any common stock or any other equity securities ranking junior to or on a parity with the Series L Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series L Preferred Stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series L Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series L Preferred Stock, all dividends declared upon the Series L Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series L Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series L Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series L Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series L Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of our Series L Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, and in addition, a preferential payment in an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series L Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series L Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the Series L Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series L Preferred Stock as to liquidation rights, then the holders of the Series L Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series L Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the Series L Preferred Stock prior to June 23, 2008. On and after June 23, 2008, we can redeem the Series L Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of Series L Preferred Stock.

      Holders of Series L Preferred Stock have no voting rights, except as described below. If we do not pay dividends on the Series L Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series L Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series L Preferred Stock. So long as any shares of Series L Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series L Preferred Stock (the Series L Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series L Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series L Preferred Stock;

•	create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series L Preferred Stock; or

•	amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series L Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series L Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series L Preferred Stock. Any increase in the amount of the authorized Preferred Stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series L Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series L Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      In accordance with the terms of the operating partnership’s partnership agreement, we contributed the net proceeds of the sale of the Series L Preferred Stock to the operating partnership and the operating partnership issued to us Series L Preferred Units that generally mirror the rights, preferences and other terms of the Series L Preferred Stock. The operating partnership is required to make all required distributions on the Series L Preferred Units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of preferred units ranking on a parity with the Series L Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership.

      Series M Preferred Stock. We are authorized to issue up to 2,300,000 share of Series M Preferred Stock, all of which are currently issued and outstanding. The Series M Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

•	senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series M Preferred Stock;

•	junior to all equity securities issued by us which rank senior to the Series M Preferred Stock; and

•	on a parity with all equity securities issued by us (including the Series L Preferred Stock and, if and when issued, any Series D, E, F, H, I, J, and K Preferred Stock) other than those referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities.

      Holders of the Series M Preferred Stock are entitled to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 6 3/4% of the liquidation preference per annum (equivalent to $1.6875 per annum per share of Series M Preferred Stock). Dividends on the Series M Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Each share of Series M Preferred Stock issued and outstanding on the record date for the first dividend payment on the Series M Preferred Stock following the initial issuance of shares of Series M Preferred Stock on November 25, 2003, shall accrue dividends from the earliest date on which any shares of the Series M Preferred Stock were issued (November 25, 2003), and shall receive the same dividend payment regardless of the date on which such share was actually issued. Except as provided below, unless full cumulative dividends on the Series M Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series M Preferred Stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment, nor may any common stock or any other equity securities ranking junior to or on a parity with the Series M Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series M Preferred Stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series M Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series M Preferred Stock, all dividends declared upon the Series M Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series M Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series M Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series M Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series M Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a “capital gain dividend,” a holder’s share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of our Series M Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, and in addition, a preferential payment in an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series M Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series M Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

      If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the Series M Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series M Preferred Stock as to liquidation rights, then the holders of the Series M Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

      The Series M Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. On and after November 25, 2008, we can redeem the Series M Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of Series M Preferred Stock.

      Holders of Series M Preferred Stock have no voting rights, except as described below. If we do not pay dividends on the Series M Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series M Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the Series M Preferred Stock. So long as any shares of Series M Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series M Preferred Stock (the Series M Preferred Stock voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series M Preferred Stock;

•	reclassify any of our authorized stock into any class or series of stock ranking senior to the Series M Preferred Stock;

•	create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series M Preferred Stock; or

•	amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock.

      With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series M Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series M Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series M Preferred Stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series M Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series M Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      In accordance with the terms of the operating partnership’s partnership agreement, we contributed the net proceeds of the sale of the Series M Preferred Stock to the operating partnership and the operating partnership issued to us Series M Preferred Units that generally mirror the rights, preferences and other terms of the Series M Preferred Stock. The operating partnership is required to make all required distributions on the Series M Preferred Units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of preferred units ranking on a parity with the Series M Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership.

Transfer Agent, Registrar, Conversion Agent and Dividend Disbursing Agent

      The transfer agent, registrar and dividend disbursing agent for our common stock and preferred stock is EquiServe, Inc.

Restrictions on Ownership and Transfer of Capital Stock

      In order for us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a real estate investment trust). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for real estate investment trusts contained in the Internal Revenue Code. A real estate investment trust’s stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

      Because our board of directors currently believes it is desirable for us to qualify as a real estate investment trust, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of each of our issued and outstanding common stock, our issued and outstanding Series L Preferred Stock and our issued and outstanding Series M Preferred Stock. We also prohibit the ownership, actually or constructively, of any shares of our Series D, E, F, H, I, J and K Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, including any common stock or preferred stock, may own in excess of 9.8% in value of our issued and outstanding capital stock. The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, Series L Preferred Stock, Series M Preferred Stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, Series L Preferred Stock, Series M Preferred Stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, Series L Preferred Stock, Series M Preferred Stock or any other capital stock, as the case may be, and thereby subject the common stock, Series L Preferred Stock, Series M Preferred Stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a real estate investment trust and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status.

      Our charter also provides that:

•	no person may actually or constructively own common stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock or Series M Preferred Stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust;

•	no person may transfer common stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock or Series M Preferred Stock, if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

•	any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock or Series M Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a real estate investment trust.

      These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

      Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as “excess shares”). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to the trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio.

      In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

      If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

      All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

      Under our charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of shares of our stock, on our status as a real estate investment trust and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors.

DESCRIPTION OF CERTAIN PROVISIONS OF THE

PARTNERSHIP AGREEMENT OF AMB PROPERTY II, L.P.

      A portion of our assets are held by or through AMB Property II, L.P. As the sole indirect owner of Texas AMB I, LLC, the general partner of AMB Property II, L.P., we have the exclusive right and power to manage AMB Property II, L.P. Our interest in AMB Property II, L.P. is designated as an indirect general partner interest. We have summarized certain terms and provisions of AMB Property II, L.P.’s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

      Holders of limited partnership units hold limited partnership interests in AMB Property II, L.P., and all holders of partnership interests (including Texas AMB I, LLC in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, AMB Property II, L.P. The distributions that we may pay per share of any Series D, E, F, G, H or I Preferred Stock are expected to be equal to the distributions per unit that AMB Property II, L.P. pays on the corresponding series of preferred units. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock that we may issue upon exchange of the class B common units and the shares of preferred stock that we may issue upon exchange of preferred units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of AMB Property II, L.P. have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of AMB Property II, L.P. units, as described below.

Business and Management

      AMB Property II, L.P. is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. AMB Property Holding Corporation, our wholly owned subsidiary, is the sole member of Texas AMB I, LLC, the general partner of AMB Property II, L.P.

      AMB Property II, L.P. is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires that the partnership conduct its business in such a manner that will permit us to be classified as a real estate investment trust under Section 856 of the Internal Revenue Code, unless we cease to qualify as a real estate investment trust for reasons other than the conduct of the business of AMB Property II, L.P. Subject to the foregoing limitation, AMB Property II, L.P. may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

      Texas AMB I, LLC, the general partner of AMB Property II, L.P., has the exclusive power and authority to conduct the business of AMB Property II, L.P., subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

      Texas AMB I, LLC, the general partner of AMB Property II, L.P., has the right to make all decisions and take all actions with respect to AMB Property II, L.P.’s acquisition and operation of our properties and all other assets and businesses of or related to AMB Property II, L.P. No limited partner may take part in the conduct or control of the business or affairs of AMB Property II, L.P. by virtue of being a holder of units. In particular, each limited partner expressly acknowledged in the partnership agreement that as general partner, Texas AMB I, LLC is acting on behalf of AMB Property II, L.P.’s limited partners and members of Texas AMB I, LLC, collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of AMB Property II, L.P. We intend to make decisions in our capacity as indirect owner of Texas AMB I, LLC, the general partner of AMB Property II, L.P. so as to maximize our profitability and the profitability of AMB Property II, L.P. as a whole, independent of the tax effects on the limited partners. Texas AMB I, LLC has no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of its action or inaction as the general partner of AMB Property II, L.P. as long as Texas AMB I, LLC acted in good faith. Limited partners have no right or authority to act for or to bind AMB Property II, L.P.

      Limited partners of AMB Property II, L.P. have no authority to transact business for, or participate in the management activities or decisions of, AMB Property II, L.P., except as provided in the partnership agreement or as required by applicable law.

Engaging in Other Businesses; Conflicts of Interest

      Texas AMB I, LLC may not, without the consent of the holders of a majority of the limited partnership interests, conduct any business other than in connection with the ownership, acquisition and disposition of AMB Property II, L.P. interests as a general partner and the management of the business of AMB Property II, L.P., and activities that are incidental to these activities. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of AMB Property II, L.P. The AMB Property II, L.P. partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for AMB Property II, L.P. to own those businesses or assets. In the exercise of its power and authority under the partnership agreement, Texas AMB I, LLC may contract and otherwise deal with or otherwise obligate AMB Property II, L.P. to entities in which Texas AMB I, LLC, we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest.

Reimbursement of the General Partner; Transactions Between AMB Property II, L.P. and the General Partner and its Affiliates

      Texas AMB I, LLC does not receive any compensation for its services as general partner of AMB Property II, L.P. However, as a partner in AMB Property II, L.P., Texas AMB I, LLC has rights to allocations and distributions of the partnership. In addition, AMB Property II, L.P. reimburses Texas AMB I, LLC for all expenses it incurs relating to ownership of interests in and operation of, or for the benefit of, AMB Property II, L.P. Texas AMB I, LLC may retain persons or entities that Texas AMB I, LLC selects (including itself, us, any entity in which we have an interest or any entity with which we are affiliated) to provide services to or on behalf of AMB Property II, L.P. AMB Property II, L.P. will reimburse Texas AMB I, LLC for all expenses incurred relating to the ongoing operation of AMB Property II, L.P. and any issuance of additional partnership interests in AMB Property II, L.P. These expenses include those incurred in connection with the administration and activities of AMB Property II, L.P., such as the maintenance of the partnership’s books and records, management of the partnership’s property and assets, and preparation of information regarding the partnership provided to the partners in the preparation of their individual tax returns.

Exculpation and Indemnification of the General Partner

      The partnership agreement generally provides that the general partner of AMB Property II, L.P., will incur no liability to AMB Property II, L.P. or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that the general partner may do or not do in connection with the business and affairs of AMB Property II, L.P. if its general partner carries out its duties in good faith. The general partner has no liability for the loss of any limited partner’s capital. In addition, the general partner is not responsible for any misconduct, negligent act or omission of any of its consultants, contractors or agents, or any of AMB Property II, L.P.’s consultants, contractors or agents, and the general partner has no obligation other than to use good faith in the selection of all contractors, consultants and agents. The general partner may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that it selects. An opinion by a consultant on a matter that the general partner believes is within the consultant’s professional or expert competence is considered to be complete protection as to any action that the general partner takes or fails to take based on the opinion and in good faith.

      The partnership agreement also requires AMB Property II, L.P. to indemnify the general partner, its directors and officers, and other persons that the general partner may from time to time designate against any loss or damage, including reasonable legal fees and expenses incurred by the person by reason of anything the person may do or not do for or on behalf of AMB Property II, L.P. or in connection with its business or affairs unless it is established that:

•	the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

•	the indemnified person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

      Any indemnification claims must be satisfied solely out of the assets of AMB Property II, L.P.

Sales of Assets; Liquidation

      Under the partnership agreement, the general partner generally has the exclusive authority to determine whether, when and on what terms, AMB Property II, L.P. will sell its assets.

      A merger of AMB Property II, L.P. with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under “— Amendment of the Partnership Agreement.” A dissolution or liquidation of AMB Property II, L.P., including a sale or disposition of all or substantially all of AMB Property II, L.P.’s assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

Capital Contribution

      AMB Property II, L.P.’s partnership agreement provides that if AMB Property II, L.P. requires additional funds at any time or from time to time in excess of funds available to AMB Property II, L.P. from borrowings or capital contributions, AMB Property II, L.P. may borrow funds from a financial institution or other lender. As an alternative to borrowing funds required by AMB Property II, L.P., the general partner may accept additional capital contributions to AMB Property II, L.P. If additional capital contributions to AMB Property II, L.P. are accepted, the partnership interest of the contributors in AMB Property II, L.P. will be increased on a proportionate basis.

Distributions

      The partnership agreement generally provides that AMB Property II, L.P. will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of AMB Property II, L.P. in proportion to their percentage interests in the partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are issued and outstanding, AMB Property II, L.P. will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. Except as provided for in the partnership agreement with respect to Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series H Preferred Units, Series I Preferred Units, Series N Preferred Units and class B common units, no partnership interest is entitled to a distribution in preference to any other partnership interest. “Available cash” is generally defined as the sum of AMB Property II, L.P.’s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by AMB Property II, L.P., increases in reserves and amount of any working capital accounts and other cash or similar balances which the general partner determines to be necessary or appropriate.

Series D Preferred Units

      On May 5, 1999, AMB Property II, L.P. issued and sold 1,595,337 7.75% Series D Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in a private placement.

      General. Each Series D Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 25th of March, June, September and December of each year at a rate of 7.75% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series D Preferred Units.

      Ranking. The Series D Preferred Units rank on parity with all classes or series of preferred partnership units designated as ranking on a parity with the Series D Preferred Units with respect to distributions and rights upon liquidation, dissolution and winding-up, (including AMB Property II, L.P.’s Series E, F, H, I and N Preferred Units) senior to all classes or series of preferred partnership units designated as ranking junior to the Series D Preferred Units and junior to all other classes or series of preferred partnership units designated as ranking senior to the Series D Preferred Units.

      Limited Consent Rights. For so long as any Series D Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to the Series D Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II, L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any Preferred Units ranking on a parity with the Series D Preferred Units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Units or the holders of Series D Preferred Units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property II, L.P. is either the surviving entity and the Series D Preferred Units remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the Series D Preferred Units other partnership interests having substantially the same terms and rights as the Series D Preferred Units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series D Preferred Units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the Series D Preferred Units will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series D Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of other preferred units ranking on a parity with the Series D Preferred Units, the holders of Series D Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on Series D Preferred Units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Exchange. The Series D Preferred Units may be redeemed by AMB Property II, L.P. out of proceeds from issuances of our capital stock at a redemption price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of redemption. Beginning May 5, 2009, the Series D Preferred Units may be exchanged, in whole but not in part, into shares of our 7.75% Series D Cumulative Redeemable Preferred Stock at the option of 51% of the holders. In addition, the Series D Preferred Units may be exchanged, in whole but not in part, into shares of Series D Preferred Stock at any time at the option of 51% of the holders if:

•	distributions on the Series D Preferred Units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	Texas AMB I, LLC or one of its subsidiaries takes the position, and a holder or holders of Series D Preferred Units receive an opinion of independent counsel, that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      In addition, the Series D Preferred Units may be exchanged, in whole but not in part, prior to May 5, 2009 if such an exchange would not cause the Series D Preferred Units to be considered “stock and securities” for federal income tax purposes. The general partner may, in lieu of exchanging the Series D Preferred Units for shares of Series D Preferred Stock, elect to cause AMB Property II, L.P. to redeem all or a portion of the Series D Preferred Units for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of Series D Preferred Units to exchange the Series D Preferred Units for shares of Series D Preferred Stock will in each case be subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Series E Preferred Units

      On August 31, 1999, AMB Property II, L.P. issued and sold 220,440 7.75% Series E Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in a private placement.

      General. Each Series E Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 15th of January, April, July and October of each year at a rate of 7.75% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series E Preferred Units.

      Ranking. The Series E Preferred Units rank on parity with all classes or series of preferred partnership units designated as ranking on a parity with the Series E Preferred Units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D, F, H, I and N Preferred Units), senior to all classes or series of preferred partnership units designated as ranking junior to the Series E Preferred Units and junior to all other classes or series of preferred partnership units designated as ranking senior to the Series E Preferred Units.

      Limited Consent Rights. For so long as any Series E Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to the Series E Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II, L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with the Series E Preferred Units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Units or the holders of Series E Preferred Units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property II, L.P. is either the surviving entity and the Series E Preferred Units remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the Series E Preferred Units other partnership interests having substantially the same terms and rights as the Series E Preferred Units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series E Preferred Units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the Series E Preferred Units will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series E Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of other preferred units ranking on a parity with the Series E Preferred Units, the holders of Series E Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on Series E Preferred Units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Exchange. The Series E Preferred Units may be redeemed by AMB Property II, L.P. out of proceeds from issuances of our capital stock at a redemption price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of redemption. Beginning August 31, 2009, the Series E Preferred Units may be exchanged, in whole but not in part, into shares of our 7.75% Series E Cumulative Redeemable Preferred Stock at the option of 51% of the holders. In addition, the Series E Preferred Units may be exchanged, in whole but not in part, into shares of Series E Preferred Stock at any time at the option of 51% of the holders if:

•	distributions on the Series E Preferred Units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	Texas AMB I, LLC or one of its subsidiaries takes the position, and a holder or holders of Series E Preferred Units receive an opinion of independent counsel, that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      In addition, the Series E Preferred Units may be exchanged, in whole but not in part, prior to August 31, 2009 if such an exchange would not cause the Series E Preferred Units to be considered “stock and securities” for federal income tax purposes. The general partner may, in lieu of exchanging the Series E Preferred Units for shares of Series E Preferred Stock, elect to cause AMB Property II, L.P. to redeem all or a portion of the Series E Preferred Units for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of Series E Preferred Units to exchange the Series E Preferred Units for shares of Series E Preferred Stock will in each case be subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Series F Preferred Units

      On March 22, 2000, AMB Property II, L.P. issued and sold 397,439 7.95% Series F Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in a private placement.

      General. Each Series F Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 15th of January, April, July and October of each year at a rate of 7.95% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series F Preferred Units.

      Ranking. The Series F Preferred Units rank on parity with all classes or series of preferred partnership units designated as ranking on a parity with the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D, E, H, I, and N Preferred Units), senior to all classes or series of preferred partnership units designated as ranking junior to the Series F Preferred Units and junior to all other classes or series of preferred partnership units designated as ranking senior to the Series F Preferred Units.

      Limited Consent Rights. For so long as any Series F Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to the Series F Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II,

L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with the Series F Preferred Units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Units or the holders of Series F Preferred Units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property II, L.P. is either the surviving entity and the Series F Preferred Units remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the Series F Preferred Units other partnership interests having substantially the same terms and rights as the Series F Preferred Units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series F Preferred Units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the Series F Preferred Units will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series F Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of other preferred units ranking on a parity with the Series F Preferred Units, the holders of Series F Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on Series F Preferred Units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Exchange. Beginning March 22, 2005, the Series F Preferred Units may be redeemed by AMB Property II, L.P. out of proceeds from issuances of our capital stock at a redemption price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of redemption. Beginning March 22, 2010, the Series F Preferred Units may be exchanged, in whole but not in part, into shares of our 7.95% Series F Cumulative Redeemable Preferred Stock at the option of 51% of the holders. In addition, the Series F Preferred Units may be exchanged, in whole but not in part, into shares of Series F Preferred Stock at any time at the option of 51% of the holders if:

•	distributions on the Series F Preferred Units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	Texas AMB I, LLC or one of its subsidiaries takes the position, and a holder or holders of Series F Preferred Units receive an opinion of independent counsel, that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      In addition, the Series F Preferred Units may be exchanged, in whole but not in part, at the option of 51% of the holders prior to March 22, 2010 if such an exchange would not cause the Series F Preferred Units to be considered “stock and securities” for federal income tax purposes.

      In addition, the Series F Preferred Units may be exchanged, in whole but not in part, at the option of 51% of the holders, at any time that there exists an imminent and substantial risk that such holders’ interest in AMB Property II, L.P. represents or will represent more than 19.0% of the total profits of or capital interests in AMB Property II, L.P. for a taxable year.

      Furthermore, the Series F Preferred Units may be exchanged, in whole but not in part, at the option of 51% of the holders, if the Series F Preferred Units are held by a real estate investment trust and excluding the effect of certain loans and advances, from time to time, from AMB Property II, L.P. to the operating partnership or any other affiliate or related entity for purposes of the 5% test of Section 856(c)(4)(B) of the Internal Revenue Code, either (A) AMB Property II, L.P. is advised by independent counsel that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1998, it would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust within the meaning of the Internal Revenue Code; or (B) the holder of the Series F Preferred Units will deliver an opinion of independent counsel to the effect that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, AMB Property II, L.P. would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust within the meaning of the Internal Revenue Code and that such failure would create a meaningful risk that the holder of the Series F Preferred Units would fail to maintain its qualification as a real estate investment trust.

      The general partner may, in lieu of exchanging the Series F Preferred Units for shares of Series F Preferred Stock, elect to cause AMB Property II, L.P. to redeem all or a portion of the Series F Preferred Units for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of Series F Preferred Units to exchange the Series F Preferred Units for shares of Series F Preferred Stock will in each case be subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Series H Preferred Units

      On September 1, 2000, AMB Property II, L.P. issued and sold 840,000 8.125% Series H Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in a private placement.

      General. Each Series H Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 25th of March, June, September and December of each year at a rate of 8.125% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series H Preferred Units.

      Ranking. The Series H Preferred Units rank on parity with all classes or series of preferred partnership units designated as ranking on a parity with such series of preferred units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D, E, F, I and N Preferred Units), senior to all classes or series of preferred partnership units designated as ranking junior to such series of preferred units and junior to all other classes or series of preferred partnership units designated as ranking senior to such series of preferred units.

      Limited Consent Rights. For so long as any Series H Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of such series of preferred units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to such series of preferred units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II,

L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with such series of preferred units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred units or the holders of such series of preferred units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property II, L.P. is either the surviving entity and preferred units of such series remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the preferred units of such series other partnership interests having substantially the same terms and rights as such series of preferred units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such series of preferred units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the preferred units of such series will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series H Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of other preferred units ranking on a parity with Series H Preferred Units, the holders of the Series H Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on such series of preferred units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Exchange. Beginning September 1, 2005, the Series H Preferred Units may be redeemed by AMB Property II, L.P. out of proceeds from issuances of our capital stock at a redemption price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of redemption. Beginning September 1, 2010 the Series H Preferred Units, may be exchanged, in whole but not in part, into shares of our 8.125% Series H Cumulative Redeemable Preferred Stock at the option of 51% of the holders of the respective series. In addition, the Series H Preferred Units may be exchanged, in whole but not in part, into shares of Preferred Stock of the respective series at any time at the option of 51% of the holders of the respective series if:

•	distributions on the applicable series of preferred units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	Texas AMB I, LLC or one of its subsidiaries takes the position, and a holder or holders of the applicable series of preferred units receive an opinion of independent counsel, that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      In addition, the Series H Preferred Units may be exchanged, in whole but not in part, at the option of 51% of the holders of the respective series prior to September 1, 2010 if such an exchange would not cause the Series H Preferred Units to be considered “stock and securities” for federal income tax purposes.

      The general partner may, in lieu of exchanging the Series H Preferred Units for shares of Series H Preferred Stock, elect to cause AMB Property II, L.P. to redeem all or a portion of the Series H Preferred Units for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of Series H Preferred Units to exchange the preferred units for shares of our Series H Preferred Stock will in each case be subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Series I Preferred Units

      On March 21, 2001, AMB Property II, L.P. issued and sold 510,000 8.00% Series I Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in a private placement.

      General. Each Series I Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 25th day of March, June, September and December of each year at a rate of 8.00% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series I Preferred Units.

      Ranking. The Series I Preferred Units rank on parity with all classes or series of preferred partnership units designated as ranking on a parity with the Series I Preferred Units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D, E, F, H and N Preferred Units), senior to all classes or series of preferred partnership units designated as ranking junior to the Series I Preferred Units and junior to all other classes or series of preferred partnership units designated as ranking senior to the Series I Preferred Units.

      Limited Consent Rights. For so long as any Series I Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of the Series I Preferred Units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to the Series I Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II, L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with the Series I Preferred Units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series I Preferred Units or the holders of the Series I Preferred Units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property II, L.P. is either the surviving entity and the Series I Preferred Units remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the Series I Preferred Units other partnership interests having substantially the same terms and rights as the Series I Preferred Units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the Series I Preferred Units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the Series I Preferred Units will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series I Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of other preferred units ranking on a parity with the Series I Preferred Units, the holders of the Series I Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on the Series I Preferred Units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Exchange. Beginning March 21, 2006, the Series I Preferred Units may be redeemed by AMB Property II, L.P. out of proceeds from issuances of our capital stock at a redemption price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of redemption. Beginning March 21, 2011, the Series I Preferred Units may be exchanged, in whole but not in part, into shares of our 8.00% Series I Cumulative Redeemable Preferred Stock at the option of 51% of the holders. In addition, the Series I Preferred Units may be exchanged, in whole but not in part, into shares of Series I Preferred Stock of the respective series at any time at the option of 51% of the holders if:

•	distributions on the Series I Preferred Units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	Texas AMB I, LLC or one of its subsidiaries takes the position, and a holder or holders of the Series I Preferred Units receive an opinion of independent counsel, that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a “publicly traded partnership” within the meaning of the Internal Revenue Code.

      In addition, the Series I Preferred Units may be exchanged prior to March 21, 2011, if such an exchange would not cause the Series I Preferred Units to be considered “stock and securities” for federal income tax purposes. The general partner may, in lieu of exchanging the Series I Preferred Units for shares of Series I Preferred Stock, elect to cause AMB Property II, L.P. to redeem all or a portion of the Series I Preferred Units for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of the Series I Preferred Units to exchange the Series I Preferred Units for shares of our Series I Preferred Stock will in each case be subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

Series N Preferred Units

      On September 24, 2004, AMB Property II, L.P. issued 729,582 5.00% Series N Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit in exchange for the contribution of certain parcels of land that are located in multiple markets.

      General. Each Series N Preferred Unit is entitled to receive cumulative preferential distributions from payable on or before the 25th day of September, December, March and June of each year at a rate of 5.00% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series N Preferred Units.

      Ranking. The Series N Preferred Units rank on parity with each other and with all classes or series of preferred partnership units designated as ranking on a parity with such series of preferred units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D, E, F, H and I Preferred Units), senior to all classes or series of preferred partnership units designated as ranking junior to such series of preferred units and junior to all other classes or series of preferred partnership units designated as ranking senior to such series of preferred units.

      Limited Consent Rights. For so long as any Series N Preferred Units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of such series of preferred units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to such series of preferred units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II, L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with such series of preferred units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than us or the operating partnership to the extent the issuance of such interests was to allow us or the operating partnership to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred units or the holders of such series of preferred units.

      With respect to the occurrence of any of the events set forth in the third bullet point above, so long as (1) AMB Property II, L.P. is either the surviving entity and preferred units of such series remain outstanding with the terms materially unchanged or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the preferred units of such series other partnership interests having substantially the same terms and rights as such series of preferred units, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of such series of preferred units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the preferred units of such series will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

      Limited Management Rights. If distributions on any Series N Preferred Units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of current or future preferred units ranking on a parity with the Series N Preferred Units and other limitations set forth in the agreement of limited partnership, the holders of the Series N Preferred Units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on such series of preferred units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

      Redemption and Put Rights. Beginning September 25, 2006 and until and including September 25, 2009, the Series N Preferred Units may be redeemed by AMB Property II, L.P. at a redemption price equal to 99.5% of the original $50.00 per unit capital contribution, plus all accrued and unpaid distributions to the date of redemption, which will be paid solely out of capital contributed to AMB Property II, L.P. by Texas AMB I, LLC or AMB Property, L.P. (other than the accumulated but unpaid dividends).

      Pursuant to a Put Agreement, dated September 24, 2004, by and between the contributor of the properties and AMB Property, L.P., beginning on June 1, 2005 and until January 15, 2006 the holders of the Series N Preferred Units will have the right to sell all, but not less than all, of such units to AMB Property, L.P. (or to certain designees) at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale.

Class A Common Units

      The class A common units rank junior to all partnership units of AMB Property II, L.P. other than any class or series of partnership interest expressly designated as ranking on parity with or junior to the class A common units. Holders of a majority of the class A common units may elect to remove the general partner, with or without cause, and select a successor general partner. The class A common units are not redeemable or exchangeable, and are not entitled to receive any distributions or liquidation preference.

      All class A common units are limited partnership units, unless held by the general partner. All class B common units acquired by us pursuant to a redemption of the class B common units in exchange for shares of our common stock (as described more fully below) will automatically be converted into and deemed to be class A common units. We will contribute any such class A common units to our operating partnership in exchange for additional partnership units in our operating partnership.

      As of the date of this prospectus, Texas AMB I, LLC holds approximately 99.7% of the issued and outstanding class A common units, and the remainder of the issued and outstanding class A common units are held by the operating partnership.

Class B Common Units

      General. Each class B common unit is entitled to receive cumulative preferential distributions equal to any dividends paid on our common stock in preference to any payment made on AMB Property II, L.P.’s class A common limited partnership units or any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the class B common units.

      Ranking. All class B common units are limited partnership units. The class B common units rank senior to AMB Property II, L.P.’s class A common units, all classes or series of common partnership units not expressly designated as ranking senior to the class B common units and any partnership units which by their terms are expressly designated as ranking junior to the class B common units. The class B common units rank on parity with all partnership units which by their terms are expressly designated as raking on parity with the class B common units. The class B common units rank junior to all classes or series of preferred partnership units (including AMB Property II, L.P.’s Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series H Preferred Units, Series I Preferred Units and Series N Preferred Units), and all partnership units which by their terms are expressly designated as ranking senior to the class B common units.

      Redemption and Exchange. The holders of class B common units may require AMB Property II, L.P. to redeem some or all of their class B common units for cash at a price equal to the average of the daily market price of a share of our common stock for the ten consecutive trading days prior to such redemption, provided, however, that AMB Property II, L.P. may elect to have us acquire some or all of the class B common units so tendered in which case the class B common units shall be exchanged for our common stock on a one-for-one basis (as adjusted for dividends, distributions, splits, subdivisions, reverse splits or combinations).

      The right of the holders of class B common units to cause a redemption, or of AMB Property II, L.P. to cause an exchange of the class B common units for shares of our common stock, shall in each case be subject to restrictions on ownership and transfers set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes.

      In addition to the foregoing, the consent of Texas AMB I, LLC is required (a) for any exchange or redemption less than the lesser of 10,000 class B common units or all of the class B common units held by the requesting holder and (b) to effect a redemption prior to a record date for a distribution established by AMB Property II, L.P. or a record date for a distribution to common stockholders established by us.

      Registration Rights. We have granted to the holders of class B common units certain registration rights with respect to the shares of our common stock issuable upon exchange of the class B common units. Pursuant to a registration rights agreement between us, AMB Property II, L.P. and the holders of the class B common units and subject to certain limitations, we agreed to prepare and file this registration statement covering the issuance of shares of our common stock issuable upon exchange of the class B common units, and the resale of such shares. We also agreed to use our best efforts to keep this registration statement continuously effective until all of the shares of our common stock covered by this registration statement have been issued and resold.

Removal of the General Partner

      The limited partners may not remove the general partner of AMB Property II, L.P. with or without cause; provided, however, that holders of a majority of the class A common units (all outstanding shares of which are held by Texas AMB I, LLC and the operating partnership as of the date of this prospectus) may remove the general partner with or without cause.

Duties and Conflicts

      Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, and subject to any agreements entered into by a limited partner or its affiliates with Texas AMB I, LLC, us or the operating partnership (or a subsidiary of Texas AMB I, LLC, us or the operating partnership), any limited partner of AMB Property II, L.P. may engage in other business activities outside AMB Property II, L.P., including business activities that directly compete with AMB Property II, L.P.

Meetings; Voting

      The general partner may call meetings of the limited partners of AMB Property II, L.P. on its own motion or upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. Except as otherwise provided in the partnership agreement, each limited partner has a vote equal to the number of units the limited partner holds on matters for which limited partners are entitled to vote. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

Amendment of the Partnership Agreement

      Amendments to AMB Property II, L.P.’s partnership agreement may be proposed by the general partner or limited partners owning at least 25% of the then outstanding limited partnership units entitled to consent to or approve the matter addressed in the proposed amendment. Generally, the partnership agreement may be amended with the approval of the general partner and partners (including Texas AMB I, LLC, but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, the dissolution of AMB Property II, L.P., the general assignment for the benefit of creditors of AMB Property II, L.P.’s assets, the appointment of a custodian, receiver or trustee for any all of the AMB Property II, L.P.’s assets, the institution of bankruptcy proceedings, the confession of a judgment against AMB Property II, L.P. or the entrance into a merger, consolidation or other combination of the partnership with or into another entity, may not be undertaken without the approval of partners (other than preferred limited partners) holding a majority of the percentage interests of the partners in addition to any consents of the limited partners required to be obtained by the partnership agreement. The general partner has the power, without the consent of the partners, to amend the partnership agreement as may be required to, among other things:

•	add to the obligations of Texas AMB I, LLC as general partner or surrender any right or power granted to Texas AMB I, LLC as general partner for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of partners or reduction in partnership units in accordance with the terms of the partnership agreement;

•	establish the designations, rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

•	reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of or make other changes concerning matters under the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

•	satisfy any requirements of federal, state or local law;

•	reflect changes reasonably necessary for us to maintain our status as a REIT; and

•	modify the definition of capital accounts in the manner in which such accounts are computed.

      Texas AMB I, LLC may not, without the consent of the limited partners that would be adversely affected, take any action or make certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of AMB Property II, L.P. or otherwise, that would, among other things,

•	convert a limited partner’s interest into a general partner’s interest;

•	modify the limited liability of a limited partner;

•	alter the rights of a partner to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

•	alter the limited partner’s redemption or exchange rights.

Books and Reports

      AMB Property II, L.P.’s books and records are maintained at its principal office, which is located at Pier 1, Bay 1, San Francisco, California 94111. All elections and options available to AMB Property II, L.P. for federal or state income tax purposes may be taken or rejected by AMB Property II, L.P. in Texas AMB I, LLC’s sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of our and the operating partnership’s annual and quarterly financial statements, AMB Property II, L.P.’s federal, state and local income tax returns, a list of limited partners, the partnership agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. Texas AMB I, LLC may keep confidential from the limited partners any information that it believes to be in the nature of trade secrets or other information the disclosure of which Texas AMB I, LLC believes in good faith is not in the best interests of AMB Property II, L.P. or which AMB Property II, L.P. is required by law or by agreements with unaffiliated third parties to keep confidential.

Term

      AMB Property II, L.P. will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the partnership agreement.

REDEMPTION/ EXCHANGE OF CLASS B COMMON

LIMITED PARTNERSHIP UNITS FOR COMMON STOCK

Terms of the Exchange

      An aggregate of 145,548 regular class B limited common partnership units of AMB Property II, L.P. became redeemable for cash on November 14, 2004, one year after their issuance. Beginning on that date, the selling stockholders may require AMB Property II, L.P. to redeem their class B limited partnership units, in whole or in part, for cash by delivering to AMB Property II, L.P., a notice of redemption, a form of which is attached to the partnership agreement. Upon receipt of the notice of redemption, AMB Property II, L.P. must deliver the cash payment due such unitholder upon redemption within ten (10) days; provided, however, that AMB Property II, L.P. may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of common stock set forth in our charter), elect to have us exchange some or all of those class B common limited partnership units for shares of our common stock on a one-for-one basis, subject to adjustment as described under “Description of Certain Provisions of the Partnership Agreement of AMB Property II, L.P. — Class B Common Units — Redemption and Exchange.”

      A tendering partner will have the right to receive the number of shares of common stock which corresponds to the number of class B common limited partnership units that AMB Property II, L.P. has elected to have us exchange in lieu of a cash redemption. Any shares of common stock issued by us to a limited partner will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction other than those provided in the charter, the bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to the shares entered into by the tendering partner. Notwithstanding any delay in delivery, the tendering partner will be considered to be the owner of shares for all purposes, including rights to vote or consent and receive dividends as of the date that the general partner receives the notice of redemption. In addition, in the event that AMB Property II, L.P. elects to cause us to deliver shares, the tendering partner may elect to withdraw its redemption request prior to the acceptance of the cash or shares.

      Each tendering partner will continue to own all class B limited partnership units subject to any redemption or exchange, and be treated as a limited partner with respect to the class B limited partnership units for all purposes, until the limited partner transfers the class B limited partnership units in accordance with the partnership agreement and such units are paid for or exchanged as of the date that the general partner receives the notice of redemption. Until that time, the partner will have no rights as a stockholder.

Certain Conditions to the Exchange

      The consummation of a redemption or exchange as described above upon AMB Property II, L.P.’s receipt of a notice of redemption from a tendering partner is subject to the following conditions:

•	in order to protect our status as a real estate investment trust, no tendering partner will be entitled to effect a redemption for cash or an exchange for common stock, if the ownership or right to acquire common stock would cause the tendering partner or any other person to violate the ownership limit and no tendering partner will have the right to acquire common stock which would otherwise be prohibited by our charter;

•	without the consent of the general partner of AMB Property II, L.P., no tendering partner may effect a redemption for less than 10,000 limited partnership units, or if the tendering partner holds less than 10,000 limited partnership units, all of the limited partnership units held by the tendering partner;

•	without the consent of the general partner of AMB Property II, L.P., no tendering partner may effect a redemption during the period after the record date established with respect to a distribution from AMB Property II, L.P. to the partners in AMB Property II, L.P. and before the record date established by us for a distribution to our common stockholders of some or all of its portion of such distribution; and

•	the consummation of any redemption or exchange will be subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Comparison of Ownership of Class B Common Limited Partnership Units and Common Stock

      Generally, the nature of an investment in our common stock is similar in several respects to an investment in class B common limited partnership units of AMB Property II, L.P. Holders of common stock and holders of class B common limited partnership units generally receive the same distributions. However, there are also differences between ownership of class B common limited partnership units and ownership of common stock, some of which may be material to investors.

      The information below highlights a number of the significant differences between us and AMB Property II, L.P. relating to, among other things, form of organization, management control, voting rights, liquidity and federal income tax considerations. These comparisons are intended to assist class B common limited partners in understanding how their investment will be changed if they exchange their class B common limited partnership units for shares of our common stock. This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of class B common limited partnership units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part for additional important information about us and AMB Property II, L.P.

FORM OF ORGANIZATION AND ASSETS OWNED

AMB Property II, L.P.

      AMB Property II, L.P. is organized as a Delaware limited partnership. AMB Property II, L.P.’s purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, provided that AMB Property II, L.P. must conduct its business in a manner that permits us to be qualified as a real estate investment trust unless we cease to qualify as real estate investment trust for reasons other than the conduct of the business of AMB Property II, L.P.

AMB Property Corporation

      We are a Maryland corporation. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code, commencing with our taxable year ending December 31, 1997. Our only substantial asset is our interest in the operating partnership and our indirect subsidiaries, which gives us an indirect investment in the properties owned by the operating partnership and our other indirect subsidiaries, including AMB Property II, L.P. Under our charter, we may engage in any lawful activity permitted by the Maryland General Corporation Law.

ADDITIONAL EQUITY

AMB Property II, L.P.

      AMB Property II, L.P. is authorized to issue limited partnership units and other partnership interests (including partnership interests of different series or classes that may be senior to the class B common limited partnership units) as determined by Texas AMB I, LLC as its general partner, in its sole discretion (subject to limited consent rights of the preferred limited partners). AMB Property II, L.P. may issue to others, including limited partners and the general partner, limited partnership units and other partnership interests.

AMB Property Corporation

      Our board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock; provided, that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in our charter.

MANAGEMENT CONTROL

AMB Property II, L.P.

      All management powers over the business and affairs of AMB Property II, L.P. are exclusively vested in Texas AMB I, LLC, as the general partner, and no limited partner of AMB Property II, L.P. has any right to participate in or exercise control or management power over the business and affairs of AMB Property II, L.P. except as provided below under “— Voting Rights.” The general partner may not be removed by the limited partners with or without cause.

AMB Property Corporation

      Our board of directors has exclusive control over our business affairs subject only to the restrictions in our charter and bylaws. At each annual meeting of stockholders, our stockholders elect the directors for one year terms and until their successors are elected and qualified. The board of directors may alter or eliminate our policies without a vote of the stockholders. Accordingly, except for their vote in the election of directors, stockholders have no control over our ordinary business policies. We cannot change our policy of maintaining our status as a real estate investment trust, however, without the approval of holders of two-thirds of the shares of our capital stock outstanding and entitled to vote on the change.

DUTIES TO LIMITED PARTNERS AND STOCKHOLDERS

AMB Property II, L.P.

      Under Delaware law, the general partner of AMB Property II, L.P. is accountable to the partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the partnership agreement, the general partner is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by partners as a result of errors of judgment or mistakes of fact or law or any act or omission, provided that the general partner has acted in good faith. Each limited partner expressly acknowledged in the partnership agreement that as general partner, Texas AMB I, LLC is acting on behalf of AMB Property II, L.P.’s limited partners and the members of Texas AMB I, LLC, collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of AMB Property II, L.P.

AMB Property Corporation

      Under Maryland law, our directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position. Our directors who act in such a manner generally will not be liable to us or our stockholders for monetary damages arising from their activities.

VOTING RIGHTS

AMB Property II, L.P.

      Under AMB Property II, L.P.’s partnership agreement, the class B common limited partners have voting rights only as to the dissolution of AMB Property II, L.P., the sale of all or substantially all of AMB Property II, L.P.’s assets or merger of AMB Property II, L.P., and certain amendments of the partnership agreement, as described more fully below. Otherwise, all decisions relating to the operation and management of AMB Property II, L.P. are made by the general partner. As of the date of this prospectus, AMB Property Holding Corporation, our wholly owned subsidiary, was the sole member of Texas AMB I, LLC, the general partner of AMB Property II, L.P.

AMB Property Corporation

      We are managed and controlled by a board of directors. Directors are elected by the stockholders at our annual meetings. Maryland law requires that certain major corporate transactions, including most amendments to our charter, may not be consummated without the approval of stockholders as set forth below. All holders of common stock have one vote per share, and the charter permits the board of directors to classify and issue preferred stock in one or more series or classes having voting power which may differ from that of the common stock.

      The following is a comparison of the voting rights of the common limited partners of AMB Property II, L.P. and our common stockholders as they relate to certain major transactions:

A.	Amendment of the Partnership Agreement or the Charter

     AMB Property II, L.P.

      AMB Property II, L.P.’s partnership agreement may be amended through a proposal by the general partner or any limited partners holding 25% or more of the then outstanding limited partnership units entitled to consent to or approve such amendment. Generally, the partnership agreement may be amended with the approval of Texas AMB I, LLC, as general partner, and the partners (including Texas AMB I LLC but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, the rights and duties of the general partner and the dissolution of AMB Property II, L.P., may not be amended without the approval of the limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. Certain amendments that affect the fundamental rights of a limited partner must be approved by the general partner and by each limited partner that would be adversely affected. The general partner may, without the limited partners’ consent, amend the partnership agreement to establish rights, powers, duties and preferences of additional partnership interests issued in accordance with the partnership agreement and to reflect certain ministerial matters.

AMB Property Corporation

      Amendments to our charter must be advised by the board of directors and approved by the vote of at least two-thirds of all the votes entitled to be cast on the matter.

B.	Vote Required to Dissolve AMB Property II, L.P. or AMB Property Corporation

AMB Property II, L.P.

      The general partner may not elect to dissolve AMB Property II, L.P. without the prior consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

AMB Property Corporation

      Under Maryland law, our dissolution must be advised by the affirmative vote of a majority of the entire board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

C.	Vote Required to Sell Assets or Merge

AMB Property II, L.P.

      Under AMB Property II, L.P.’s partnership agreement, the sale, exchange, transfer or other disposition of all or substantially all of the partnership’s assets requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

      The merger, consolidation or other combination of AMB Property II, L.P. also requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

      The preferred limited partners of AMB Property II, L.P. also have certain consent rights in connection with these events described above.

AMB Property Corporation

      Except in limited circumstances, under Maryland law, the sale of all or substantially all of our assets, or our merger or consolidation, must be advised by the board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

COMPENSATION, FEES AND DISTRIBUTIONS

AMB Property II, L.P.

      Texas AMB I, LLC does not receive any compensation for its services as general partner of AMB Property II, L.P. However, as a partner in AMB Property II, L.P., Texas AMB I, LLC has rights to allocations and distributions of the partnership. In addition, AMB Property II, L.P. reimburses Texas AMB I, LLC for all expenses it incurs relating to ownership of interests in and operation of, or for the benefit of, AMB Property II, L.P. These expenses include those incurred in connection with the administration and activities of AMB Property II, L.P., such as the maintenance of the partnership’s books and records, management of the partnership’s property and assets, and preparation of information regarding the partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the partnership agreement, however, Texas AMB I, LLC, as the general partner, and its affiliates (including, without limitation, us and the operating partnership) will not engage in any transactions with AMB Property II, L.P. except on terms that are fair and reasonable to the partnership and no less favorable to the partnership than it would obtain from an unaffiliated third party.

AMB Property Corporation

      Our outside directors and officers receive compensation for their services.

LIABILITY OF INVESTORS

AMB Property II, L.P.

      Under AMB Property II, L.P.’s partnership agreement and applicable Delaware law, the liability of the limited partners for the partnership’s debts and obligations is generally limited to the amount of their investment in the partnership.

AMB Property Corporation

      Under Maryland law, stockholders are generally not personally liable for our debts or obligations.

LIQUIDITY

AMB Property II, L.P.

      Subject to certain conditions, limited partners may generally transfer their limited partnership units to accredited investors. Subject to certain conditions, limited partners may transfer their limited partnership units without our consent in the following situations:

•	transfers to the general partner;

•	transfers to an affiliate controlled by the limited partner or to immediate family members;

•	transfers to a trust for the benefit of a charitable beneficiary or to a charitable foundation; or

•	transfers pursuant to a pledge to an unaffiliated lending institution as collateral or security for a loan or other extension of credit.

AMB Property Corporation

      A class B common limited partner is entitled to freely transfer the shares of common stock received by that partner in exchange for limited partnership units, subject to prospectus delivery and other requirements for registered securities. Our common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market depend, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in our and other real estate investments, and our dividend yield compared to that of other debt and equity securities.

TAXES

AMB Property II, L.P.

      AMB Property II, L.P. itself is not subject to federal income taxes. Instead, each holder of limited partnership units includes its allocable share of the partnership’s taxable income or loss in determining its individual federal income tax liability. Cash distributions from the partnership are generally not taxable to a holder of limited partnership units except to the extent they exceed the holder’s basis in its interest in the partnership (which will include such holder’s allocable share of the partnership’s nonrecourse debt).

      Income and loss from AMB Property II, L.P. generally are subject to the “passive activity” limitations. Under the “passive activity” rules, partners can generally offset income and loss from the partnership that is considered “passive income” against income and loss from other investments that constitute “passive activities.” However, this offset will not be available if AMB Property II, L.P. becomes a publicly traded partnership (as defined in the Internal Revenue Code).

      Holders of limited partnership units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which AMB Property II, L.P. owns property, even if they are not residents of those states.

AMB Property Corporation

      Distributions made by us to our taxable domestic stockholders out of current or accumulated earnings and profits generally will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as gains from the sale or disposition of a capital asset. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a stockholder’s adjusted basis in our common stock, with the excess taxed as capital gain.

The tax treatment of our domestic stockholders is discussed under the heading “Material United States Federal Income Tax Considerations — Taxation of Our Stockholders.”

      Dividends paid by us will be treated as “portfolio” income and stockholders cannot offset these dividends with losses from “passive activities.”

      Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

      We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”

      For restrictions on ownership and transfer of our capital stock contained in our charter, see “Description of Capital Stock — Restrictions on Ownership and Transfer of Capital Stock.”

Board of Directors

      Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws also establish the number of directors at ten, but provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. A majority of the entire board of directors may fill any vacancy (including a vacancy caused by removal, subject to approval by the stockholders). Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulations.

Removal of Directors

      While our charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

Opt Out of Business Combinations and Control Share Acquisition Statutes

      We have elected in our bylaws not to be governed by the “control share acquisition” provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the “business combination” provision of the Maryland General Corporation Law (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

Certain Elective Provisions of Maryland Law

      Any Maryland corporation that has a class of securities registered under the Exchange Act and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and/or

•	require that a stockholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

      Additionally, the board could provide that:

•	the number of directors may be fixed only by a vote of the board of directors;

•	each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

•	any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

      These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors.

      Although we have not elected to be governed by these provisions, our charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our Secretary must call a special meeting of stockholders only upon the written request of the holders of a majority of our outstanding shares entitled to vote.

Amendment to Our Charter and Bylaws

      Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class. Our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

•	provisions opting out of the control share acquisition statute;

•	provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provision of the Maryland General Corporation Law;

•	the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the operating partnership and their affiliates; and

•	provisions governing amendment of our bylaws.

Meetings of Stockholders

      Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The president, the board of directors and the chairman of the board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

      The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders’ meetings.

Advance Notice of Director Nominations and New Business

      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

      Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made:

•	pursuant to our notice of meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors will be elected at the special meeting, by a stock holder who has complied with the advance notice provisions of the bylaws.

      The provisions in our charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Dissolution

      Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution of any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

Indemnification and Limitation of Directors’ and Officers’ Liability

      Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the partnership agreement of the operating partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

      The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

      The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

•	it is proved that the person actually received an improper benefit or profit in money, property or services; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      This provision does not limit our ability or our stockholders’ ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the operating partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the operating partnership and the partners of the operating partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter. See “Description of Certain Provisions of the Partnership Agreement of the AMB Property II, L.P. — Exculpation and Indemnification of the General Partner.”

      Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the United States Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following summary of the material United States federal income tax considerations regarding AMB Property Corporation and the common stock we are registering is based on current law, is for general information only and is not tax advice. The information in this section is based on:

•	the Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this discussion, and any such change could apply retroactively. This summary does not deal with all aspects of federal income taxation that may affect particular holders of common stock in light of their individual circumstances, nor with holders subject to special treatment under the federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	traders in securities that elect to mark to market;

•	holders owning our securities as part of a “straddle,” “hedge” or “conversion transaction;”

•	holders whose functional currency is not the United States dollar;

•	holders subject to the alternative minimum tax;

•	persons deemed to sell our securities under the constructive sale provisions of the Internal Revenue Code;

•	“S” corporations;

•	expatriates;

•	real estate investment trusts or regulated investment companies;

•	holders who acquire our securities as compensation; and

•	holders who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for United States federal income tax purposes.

      If a partnership holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of that stock.

      This summary assumes that class B common limited partnership units and shares of our common stock are held as “capital assets” within the meaning of the Internal Revenue Code (generally, property held for investment). In addition, this summary does not purport to deal with aspects of taxation that may be relevant to a limited partner of AMB Property II, L.P., except to the extent described in “— Tax Consequences of an Exchange of Class B Common Units for Common Stock.” Furthermore, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us, to holders of class B common limited partnership units or to our stockholders.

      The statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations described in this discussion will not be challenged by the Internal Revenue Service or, if challenged, would be sustained by a court.

      THIS SUMMARY OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

•	A DISPOSITION OF CLASS B COMMON LIMITED PARTNERSHIP UNITS;

•	THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH AN ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION;

•	OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

•	POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Consequences of an Exchange of Class B Common Units for Common Stock

      If you exchange your class B common units in AMB Property II, L.P. for our common stock, the exchange will be a fully taxable transaction. You will generally recognize gain in an amount equal to the value of our common stock received, plus the amount of liabilities of AMB Property II, L.P. allocable to your class B common units being exchanged, less your tax basis in those common units. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of AMB Property II, L.P., at the time of the exchange.

Our Qualification as a Real Estate Investment Trust

      General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1997. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997, and we currently intend to continue to operate in this manner. However, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, the actual results of our operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “— Failure to Qualify.”

      The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation as a real estate investment trust are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and those rules and Treasury regulations.

      Assuming we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular ordinary and capital gains corporate tax rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (B) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for the year, (2) 95% of our real estate investment trust capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Seventh, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation that is required to pay full corporate level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make or refrain from making, depending upon the time of the acquisition, an election under Treasury regulations promulgated under Section 337 of the Internal Revenue Code.

•	Eighth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of ours to any of our tenants. See “— Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, and Excess Interest” below for a description of these items.

      Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a “real estate investment trust” or “REIT” as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

      The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

      We believe that we have satisfied conditions (1) through (7), inclusive during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These ownership and transfer restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “— Failure to Qualify.”

      In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.

      Ownership of a Partnership Interest. We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. We also will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we directly or indirectly own an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of the operating partnership and AMB Property II, L.P., including the operating partnership’s and AMB Property II, L.P.’s share of these items for any partnership in which the operating partnership or AMB Property II, L.P. owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships is included below in “— Tax Aspects of the Operating Partnership, our Subsidiary Partnerships, AMB Property II, L.P. and the Limited Liability Companies.” We have direct or indirect control of the operating partnership, AMB Property II, L.P. and some of our subsidiary partnerships, and we intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. However, we are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a real estate investment trust or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action that could cause us to fail a real estate investment trust income or asset test, and that we would not become aware of such action soon enough to allow us to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a real estate investment trust. The treatment described in this paragraph also applies with respect to our ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for tax purposes.

      Ownership of Interests in Qualified REIT Subsidiaries. We own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Internal Revenue Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as our assets, liabilities and such items (as the case may be) for all purposes under the Internal Revenue Code, including the real estate investment trust qualification tests. For this reason, references under “Material United States Federal Income Tax Considerations” to our income and assets include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the real estate investment trust asset tests, as described below under “— Asset Tests.”

      Ownership of Interests in Taxable REIT Subsidiaries. Our taxable REIT subsidiaries are corporations other than real estate investment trusts and qualified REIT subsidiaries in which we directly or indirectly hold stock, and that have made a joint election with us to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which one of our taxable REIT subsidiaries owns securities representing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, our taxable REIT subsidiaries may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. We currently hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described under “— Asset Tests” below.

      Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

      Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not fail to qualify as “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by other tenants for comparable space;

•	Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

      We generally do not intend, and as the general partner of the operating partnership, do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy any of the rental conditions described above. However, we may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize our tax status as a real estate investment trust.

      Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from the taxable REIT subsidiaries through our interest in the operating partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The operating partnership may provide certain management or administrative services to our taxable REIT subsidiaries. In addition, AMB Capital Partners, LLC conducts an asset management business and receives fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees we and AMB Capital Partners, LLC derive as a result of the provision of such services will be non-qualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by AMB Capital Partners, LLC, our taxable REIT subsidiaries and the operating partnership. We will monitor the amount of the dividend income from our taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent us from violating a REIT income test.

      We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in “— Our Qualification as a Real Estate Investment Trust — General,” even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for real estate investment trust qualification despite periodic monitoring of our income.

      Prohibited Transaction Income. Any gain we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales were prohibited transactions. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

      Redetermined Rents, Redetermined Deductions, and Excess Interest. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided generally where:

•	amounts are received by a real estate investment trust for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property;

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing or rendering the service.

      We intend to deal with our taxable REIT subsidiaries on a commercially reasonable arm’s length basis, but we may not always satisfy the safe harbor provisions described above.

      Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of the outstanding securities of any one issuer. For years prior to 2001, the 10% limit applies only with respect to the vote attributable to the securities of any issuer and not to the value of the securities of any issuer. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are applicable to taxable years ending after December 31, 2000.

      Through the operating partnership, we own an interest in several corporations which have jointly elected with us to be treated as taxable REIT subsidiaries. These corporations own the stock of other corporations, which have also become our taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. Prior to the election to treat these corporations as taxable REIT subsidiaries, we did not own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as our taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities, that does not qualify as a real estate investment trust, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

      The asset tests must be satisfied not only on the last day of the calendar quarter in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in the operating partnership. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in the operating partnership or any other partnership or limited liability company in which we directly or indirectly own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the operating partnership’s overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely fashion, we would cease to qualify as a real estate investment trust.

      Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of our “real estate investment trust taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of our non-cash income items over 5% of “real estate investment trust taxable income” as described below.

      Our “real estate investment trust taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

      In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

      We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our “real estate investment trust taxable income”, as adjusted, we will be required to pay tax on such income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the operating partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

      We expect that our “real estate investment trust taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing our “real estate investment trust taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, we may not always have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

      We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

      Furthermore, we will be required to pay a 4% excise tax on the excess of the required distribution for the calendar year over the amounts actually distributed for such year. For this purpose, the amount of the required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of our real estate investment trust ordinary income for such year, 95% of our real estate investment trust capital gain income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

      Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

      Like-Kind Exchanges. We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

      Earnings and Profits Distribution Requirement. A real estate investment trust is not permitted to have accumulated earnings and profits attributable to non-REIT years. A real estate investment trust has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our real estate investment trust status. See “— Failure to Qualify.”

Failure to Qualify

      If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, Our Subsidiary Partnerships, AMB Property II, L.P. and the Limited Liability Companies

      General. Substantially all of our investments are held indirectly through the operating partnership, AMB Property II, L.P., subsidiary partnerships and subsidiary limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our proportionate share of these partnership and limited liability company items for purposes of the various real estate investment trust income tests and in the computation of our real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, we will include our proportionate share of assets held by the operating partnership, AMB Property II, L.P., our subsidiary partnerships and our subsidiary limited liability companies.

      Entity Classification. Our ownership of interests in the operating partnership and AMB Property II, L.P. involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the operating partnership, AMB Property II, L.P. or one or more of the subsidiary partnerships or subsidiary limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If the operating partnership, AMB Property II, L.P. or one or more of the subsidiary partnerships or subsidiary limited liability companies were treated as an association, they would be taxable as a corporation and therefore be subject to an entity-level income tax. In this situation, the character of our assets and items of gross income would change and prevent us from satisfying the asset tests and possibly the income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of the operating partnership, AMB Property II, L.P. or one or more of the subsidiary partnerships or subsidiary limited liability companies might be treated as a taxable event, in which case, we might incur a tax liability without any related cash distributions.

      Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership and the subsidiary partnerships and limited liability companies intend to claim classification as partnerships under these regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

      Allocations of Income, Gain, Loss and Deduction. The operating partnership’s partnership agreement provides for preferred distributions of cash and preferred allocations of income to holders of preferred units, including us, with respect to the operating partnership’s preferred units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of AMB Property II, L.P., we will contribute substantially all of such units to the operating partnership in exchange for additional preferred partnership units in the operating partnership. In each case, the operating partnership’s partnership agreement will provide for preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the operating partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue before any of the other partners in the operating partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.

      In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the operating partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred limited partnership units in the operating partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the operating partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the operating partnership’s assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners’ per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and to unitholders that were performance investors.

      Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

      If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder, the item subject to reallocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder.

      Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The operating partnership and AMB Property II, L.P. were each formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of each of the operating partnership and AMB Property II, L.P., additional appreciated property has been contributed to each of them in exchange for operating partnership interests and interests in AMB Property II, L.P., respectively. The operating partnership agreement and the partnership agreement for AMB Property II, L.P. require that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

      Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We, our operating partnership and AMB Property II, L.P. have agreed to use the “traditional method” to account for book-tax differences for the properties initially contributed to each of the operating partnership and AMB Property II, L.P. and for some assets acquired subsequently. Under the “traditional method,” which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of each of our operating partnership and AMB Property II, L.P. (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in each of our operating partnership and AMB Property II, L.P. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Our Qualification as a Real Estate Investment Trust.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. We, our operating partnership and AMB Property II, L.P. have not yet decided what method will be used to account for book-tax differences for properties to be acquired by the operating partnership or AMB Property II, L.P. in the future.

      Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Taxation of Our Stockholders

      The following summary describes the United States federal income tax considerations anticipated to be material to holders of our common stock. When we use the term “United States stockholder,” we mean a holder of our common stock who is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate which is required to pay United States federal income tax regardless of the source of its income; or

•	a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered United States stockholders.

      Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock. See “— New Legislation.”

      To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 the following year. Stockholders may not include in their own income or on their tax returns any of our net operating losses or capital losses.

      Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on specified designations, if any, which we may make, these gains may be taxable to non-corporate United States stockholders at a 15% or 25% rate. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. For a discussion of the manner in which that portion of dividends designated as capital gain dividends will be allocated among the holders of our preferred stock and our common stock, see “Description of Capital Stock.”

      Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury regulations to be prescribed by the Internal Revenue Service.

      Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

      Dispositions of Common Stock. If a United States stockholder sells or disposes of its shares of common stock to a person other than the Company, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be capital if that United States stockholder has held the common stock as a capital asset. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the common stock for more than one year. In general, if a United States stockholder recognizes loss upon the sale or other disposition of common stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

      Taxation of Tax-Exempt Stockholders. Except as described below, dividend income from us and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as “debt financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

      For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

      Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a real estate investment trust. A real estate investment trust will not be a “pension held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.

      Taxation of Non-United States Stockholders. The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of our common stock by persons that are non-United States stockholders. When we use the term “non-United States stockholder” we mean stockholders who are not United States stockholders, as described above in “Taxation of our Stockholders.” In general, non-United States stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States stockholder’s country. A non-United States stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-United States stockholders should consult their tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

      Backup Withholding. Under the backup withholding rules, a United States stockholder may be subject to backup withholding with respect to dividends paid by us unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-United States Stockholders.”

Other Tax Consequences

      State and Local Taxation. We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our stockholders and the limited partners of AMB Property II, L.P. may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder’s or limited partner’s state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Tax Rates

      The maximum tax rate of non-corporate taxpayers for (i) capital gains, including “capital gain dividends,” has generally been reduced from 20% to 15% (although, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) dividends has generally been reduced to 15%. In general, dividends payable by real estate investment trusts are not eligible for the reduced tax rate on corporate dividends, except to the extent the real estate investment trust’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/real estate investment trust level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as “capital gain dividends.” The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are scheduled to “sunset” or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

New Legislation

      The American Jobs Creation Act of 2004 (the 2004 Act), signed into law by President Bush on October 22, 2004, amended certain rules relating to the taxation of REITs. The 2004 Act includes, among other things, the following changes:

•	The 2004 Act expands the “straight debt safe harbor” under which certain types of securities are disregarded as securities when calculating the 10% value limitation discussed above under “— Our Qualification as a Real Estate Investment Trust — Asset Tests.”

•	As discussed above under “— Our Qualification as a Real Estate Investment Trust — Ownership of a Partnership Interest,” a look-through rule applies with respect to a REIT’s investment in an entity that is treated as a partnership for federal income tax purposes. The 2004 Act contains a special partnership look-through rule for purposes of the 10% value limitation discussed above under “— Our Qualification as a Real Estate Investment Trust — Asset Tests.” Under the 2004 Act, solely for purposes of the 10% value limitation, the determination of a REIT’s interest in the assets of an entity treated as a partnership for federal income tax purposes in which the REIT owns an interest will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for this purposes, certain securities which are not subject to the 10% value limitation.

•	The 2004 Act clarifies a rule regarding a REIT’s ability to enter into leases with its taxable REIT subsidiaries.

•	As discussed above under “— Our Qualification as a Real Estate Investment Trust — Asset Tests,” we may not own more than 10% by vote or value of any one issuer’s securities. If we fail to meet this test at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. Under the 2004 Act, after the 30 day cure period, a REIT may dispose of sufficient assets (generally within 6 months after the last day of the quarter in which the failure to satisfy the asset test is discovered) to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter and $10,000,000. For violations due to reasonable cause that are larger than this amount, the 2004 Act permits the REIT to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets (generally within 6 months after the last day of the quarter in which the failure to satisfy the asset test is discovered) to meet the asset test and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

•	The 2004 Act also changes the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above under “— Our Qualification as a Real Estate Investment Trust — Income Tests” and makes certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

•	The new legislation provides additional relief in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT if (i) the violation is due to reasonable cause, (ii) we pay a penalty of $50,000 for each failure to satisfy the provision, and (iii) the violation does not include a violation described in the fourth and fifth bullet points above.

•	As discussed above under “— Our Qualification as a Real Estate Investment Trust — Redetermined Rents, Redetermined Deductions, and Excess Interest,” amounts received by a REIT for services customarily furnished or rendered in connection with the rental of real property are excluded from treatment as “redetermined rents” and therefore avoid the 100% penalty tax. The 2004 Act eliminates this exclusion.

      The foregoing is a non-exhaustive list of changes that were made by the 2004 Act. The provisions contained in the 2004 Act relating to the “straight debt safe harbor” and our ability to enter into leases with its taxable REIT subsidiaries apply retroactively to our taxable years beginning after December 31, 2000, and the remaining provisions described above (including the new 10% value limitation look-through rule) generally apply to our taxable years commencing after the date of enactment of the 2004 Act (i.e., January 1, 2005).

SELLING STOCKHOLDERS

      Selling stockholders may receive shares of our common stock, on a one-for-one basis, upon exchange of 145,548 of AMB Property II, L.P.’s class B common limited partnership units. This prospectus relates to the issuance and resale of the 145,548 shares of our common stock issuable upon exchange of these units.

      The following table assumes that each selling stockholder tenders all of its units for redemption and that we elect to redeem all of those units for shares of our common stock instead of cash. The table provides the names of each of the selling stockholders, the number of shares of common stock that they own prior to the exchange of their limited partnership units in AMB Property II, L.P., the maximum number of shares of common stock issuable in exchange for their limited partnership units and the percentage of our outstanding common stock that would be owned by each of them following the exchange of their limited partnership units.

      Because the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares of common stock that the selling stockholders will offer pursuant to this prospectus or that each selling stockholder will own upon completion of the offering to which this prospectus relates.

      The selling stockholders named below may from time to time offer the shares of common stock offered by this prospectus:

			Percentage of
		Maximum Number of	Outstanding Common
	Number of Shares of	Shares of Common	Stock Owned
	Common Stock	Stock Issuable in the	Following the
	Owned Prior to the	Exchange of Class B	Exchange of Class B
	Exchange of Class B	Common Limited	Common Limited
	Common Limited	Partnership Units and	Partnership Units and
Name	Partnership Units	Available for Resale	Prior to Resale(1)

C.J. and R.A. Woodruff Family Trust	—	24,956	*
Paul Shepherd	11,202 (2)	42,626	*
Virginia Shepherd	—	17,670	*
John French	—	60,296	*

Total	11,202	145,548	*

*	Less than 1%

(1)	Based on 83,188,163 shares of our common stock outstanding as of November 17, 2004.

(2)	Includes options to purchase up to 10,250 shares of common stock exercisable within 60 days of November 17, 2004.

      The unitholders listed above received the class B common limited partnership units, which are redeemable, at our option, for the shares common stock listed above, in connection with their contribution of property to us.

PLAN OF DISTRIBUTION

f

      This prospectus relates to the possible issuance by us and possible offer and sale from time to time by the selling stockholders of up to an aggregate of 145,548 shares of common stock if they tender their class B common limited partnership units in AMB Property II, L.P. for cash redemption and AMB Property II, L.P. elects, in its discretion, to have us acquire some or all of the tendered limited partnership units in exchange for common stock in lieu of a cash redemption.

      We are registering the shares of common stock to provide the selling stockholders with freely tradable securities, but the registration of these shares does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

      Pursuant to the terms and conditions of the registration rights agreements between us, AMB Property II, L.P., and the selling stockholders named in this prospectus, prior to the date upon which the limited partnership units would be eligible for resale under Rule 144(k) under the Securities Act, each of those selling stockholders generally is limited to resales of any shares of common stock issued pursuant to this prospectus to the number of shares which otherwise would be eligible for resale by that selling stockholder pursuant to Rule 144, assuming the shares were issued on the same date as the respective limited partnership units were issued.

      We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain expenses of the registration of the shares. We will acquire limited partnership units in AMB Property II, L.P. in exchange for any shares that we may issue to limited partnership unit holders pursuant to this prospectus. We will contribute any such units in AMB Property II, L.P. to our operating partnership in exchange for additional partnership units in our operating partnership.

      The selling stockholders may from time to time sell the shares directly to purchasers. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of the shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

      In connection with distribution of the shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short and deliver the common stock to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares.

      The selling stockholders may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may loan or pledge the shares. If a selling stockholder defaults on a loan secured by the shares, the pledgee could obtain ownership of the shares and would then become a selling stockholder under this prospectus.

LEGAL MATTERS

      Ballard, Spahr, Andrews & Ingersoll, LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins LLP will issue an opinion to us regarding certain tax matters described under “Material United States Federal Income Tax Considerations.”

EXPERTS

      The financial statements and statements of revenues and certain expenses incorporated in this prospectus by reference to the Annual Report on Form 10-K/A, Amendment No. 2 to Form 10-K for the year ended December 31, 2003 and Form 8-K/A dated February 25, 2004, respectively, of AMB Property Corporation have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the United States Securities and Exchange Commission registration fee.

United States Securities and Exchange Commission Registration Fee	$715
Printing and Engraving Expenses	$5,000
Legal Fees and Expenses	$40,000
Accounting and Fees and Expenses	$10,000
Miscellaneous	$4,285

Total	$60,000

      All of the costs identified above will be paid for by the Registrant.

Item 15.	Indemnification of Directors and Officers

      Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

      In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless limited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

      Our charter and bylaws provide in effect for the indemnification by us of our directors and officers to the fullest extent permitted by applicable law. We have purchased directors’ and officers’ liability insurance for the benefit of our directors and officers.

      We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

Item 16.	Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation of AMB Property Corporation (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-35915)).
3.2	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).
3.3	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on September 14, 1999).
3.4	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on April 14, 2000).
3.5	Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB Property Corporation’s Current Report on Form 8-K filed on September 29, 2000).
3.6	Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on March 23, 2001).
3.7	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on October 3, 2001).
3.8	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on April 23, 2002).
3.9	Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB Property Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
3.10	Articles Supplementary establishing and fixing the rights and preferences of the 6 1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of AMB Property Corporation’s Current Report on Form 8-A filed on June 20, 2003).
3.11	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of AMB Property Corporation’s Form 8-K filed on November 26, 2003).
3.12	Fourth Amended and Restated Bylaws of AMB Property Corporation (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on August 17, 2004).
4.1	Form of Certificate for Common Stock of AMB Property Corporation (incorporated by reference to Exhibit 3.3 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-35915)).
4.2	Form of Certificate for 6 1/2% Series L Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on June 20, 2003).
4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).

Exhibit
Number	Description

4.4	Thirteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated September 24, 2004 (incorporated by reference to Exhibit 10.1 of AMB Property Corporation’s Current Report on Form 8-K filed on September 30, 2004).
5.1	Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the validity of the common stock being registered.
8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).

Item 17.	Undertakings

      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the United States Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant:

hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant:

hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act, and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 26th day of November, 2004.

AMB PROPERTY CORPORATION

By:	/s/ MICHAEL A. COKE

Michael A. Coke
Chief Financial Officer and
Executive Vice President

Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hamid R. Moghadam, W. Blake Baird and Michael A. Coke and each of them, his attorney-in-fact, each with the power or substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HAMID R. MOGHADAM Hamid R. Moghadam	Chairman of the Board and Chief Executive	November 26, 2004

/s/ W. BLAKE BAIRD W. Blake Baird	President and Director	November 26, 2004

/s/ T. ROBERT BURKE T. Robert Burke	Director	November 26, 2004

David A. Cole	Director	November 26, 2004

/s/ LYDIA H. KENNARD Lydia H. Kennard	Director	November 26, 2004

/s/ J. MICHAEL LOSH J. Michael Losh	Director	November 26, 2004

Signature	Title	Date

/s/ FREDERICK W. REID Frederick W. Reid	Director	November 26, 2004

/s/ JEFFREY L. SKELTON Jeffrey L. Skelton	Director	November 26, 2004

Thomas W. Tusher	Director	November 26, 2004

/s/ CARYL B. WELBORN Caryl B. Welborn	Director	November 26, 2004

/s/ MICHAEL A. COKE Michael A. Coke	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 26, 2004

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Incorporation of AMB Property Corporation (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-35915)).
3.2	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).
3.3	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on September 14, 1999).
3.4	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on April 14, 2000).
3.5	Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB Property Corporation’s Current Report on Form 8-K filed on September 29, 2000).
3.6	Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on March 23, 2001).
3.7	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on October 3, 2001).
3.8	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on April 23, 2002).
3.9	Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB Property Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
3.10	Articles Supplementary establishing and fixing the rights and preferences of the 6 1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of AMB Property Corporation’s Current Report on Form 8-A filed on June 20, 2003).
3.11	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of AMB Property Corporation’s Form 8-K filed on November 26, 2003).
3.12	Fourth Amended and Restated Bylaws of AMB Property Corporation (incorporated by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on August 17, 2004).
4.1	Form of Certificate for Common Stock of AMB Property Corporation (incorporated by reference to Exhibit 3.3 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-35915)).
4.2	Form of Certificate for 6 1/2% Series L Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on June 20, 2003).
4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).
4.4	Thirteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated September 24, 2004 (incorporated by reference to Exhibit 10.1 of AMB Property Corporation’s Current Report on Form 8-K filed on September 30, 2004).

Exhibit
Number	Description

5.1	Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the validity of the common stock being registered.
8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).